                                                                   EXHIBIT 10.18



                         AGREEMENT AND PLAN OF MERGER

                           dated as of June 18, 1999

                                     among

                                WORLDRES, INC.,

                          B&B ACQUISITION CORPORATION

                                      and

                            GOLDREYER INCORPORATED

                                                                               Page
                                                                               ----
ARTICLE I - THE MERGER.........................................................   2

     Section 1.1  Effective Time of the Merger.................................   2
     Section 1.2  Closing......................................................   2
     Section 1.3  Effects of the Merger........................................   2
     Section 1.4  Directors and Officers.......................................   3

ARTICLE II - CONVERSION OF SECURITIES..........................................   3

     Section 2.1  Conversion of Capital Stock..................................   3
     Section 2.2  Escrow Agreement.............................................   4
     Section 2.3  Dissenting Shares............................................   5
     Section 2.4  Exchange of Certificates.....................................   5
     Section 2.5  Distributions with Respect to Unexchanged Shares.............   6
     Section 2.6  No Fractional Shares.........................................   7
     Section 2.7  Tax and Accounting Consequences..............................   7

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF TARGET.........................   7

     Section 3.1  Organization of Target.......................................   7
     Section 3.2  Target Capital Structure.....................................   8
     Section 3.3  Authority; No Conflict; Required Filings and Consents........   8
     Section 3.4  Financial Statements; Absence of Undisclosed Liabilities.....  10
     Section 3.5  Tax Matters..................................................  10
     Section 3.6  Absence of Certain Changes or Events.........................  12
     Section 3.7  Title and Related Matters....................................  13
     Section 3.8  Proprietary Rights...........................................  14
     Section 3.9  Employee Benefit Plans.......................................  15
     Section 3.10  Bank Accounts...............................................  17
     Section 3.11  Contracts...................................................  17
     Section 3.12  Orders, Commitments and Returns.............................  19
     Section 3.13  Compliance with Law.........................................  19
     Section 3.14  Labor Difficulties; No Discrimination.......................  20
     Section 3.15  Trade Regulation............................................  20
     Section 3.16  Insider Transactions........................................  20
     Section 3.17  Employees, Independent Contractors and Consultants..........  21
     Section 3.18  Insurance...................................................  21
     Section 3.19  Litigation..................................................  21
     Section 3.20  Governmental Authorizations and Regulations.................  22
     Section 3.21  Subsidiaries................................................  22
     Section 3.22  Compliance with Environmental Requirements..................  22
     Section 3.23  Corporate Documents.........................................  22
     Section 3.24  No Brokers..................................................  22
     Section 3.25  Advertisers, Customers, Content Distributors and Suppliers..  23

     Section 3.26  Target Action...............................................  23
     Section 3.27  Offers......................................................  23
     Section 3.28  Disclosure..................................................  23

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB................  23

     Section 4.1  Organization of Acquiror and Sub.............................  24
     Section 4.2  Acquiror Capital Structure...................................  24
     Section 4.3  Sub Capital Structure........................................  26
     Section 4.4  Valid Issuance of Acquiror Common Stock......................  26
     Section 4.5  Authority; No Conflict; Required Filings and Consents........  26
     Section 4.6  Financial Statements; Absence of Undisclosed Liabilities.....  27
     Section 4.7  Tax Matters..................................................  28
     Section 4.8  Absence of Certain Changes or Events.........................  30
     Section 4.9  Title and Related Matters....................................  31
     Section 4.10 Proprietary Rights...........................................  31
     Section 4.11 Employee Benefit Plans.......................................  33
     Section 4.12 Contracts....................................................  34
     Section 4.13 Compliance with Law..........................................  36
     Section 4.14 Labor Difficulties; No Discrimination........................  37
     Section 4.15 Trade Regulation.............................................  37
     Section 4.16 Litigation...................................................  37
     Section 4.17 Governmental Authorizations and Regulations..................  38
     Section 4.18 Subsidiaries.................................................  38
     Section 4.19 Compliance with Environmental Requirements...................  38
     Section 4.20 Corporate Documents..........................................  38
     Section 4.21 No Brokers...................................................  39
     Section 4.22 Advertisers, Customers, Content Distributors and Suppliers...  39
     Section 4.23 Acquiror Action..............................................  39
     Section 4.24 Interim Operations of Sub....................................  39
     Section 4.25 Disclosure...................................................  39
     Section 4.26 Insider Transactions.........................................  39
     Section 4.27 Insurance....................................................  40

ARTICLE V - PRECLOSING COVENANTS OF TARGET.....................................  40

     Section 5.1  Approval of Target Shareholders..............................  40
     Section 5.2  Notification of Changes......................................  41
     Section 5.3  Operation of Business........................................  41
     Section 5.4  Access to Information........................................  44
     Section 5.5  Satisfaction of Conditions Precedent.........................  44
     Section 5.6  Proprietary Information and Invention Assignment Agreements..  44
     Section 5.7  Other Negotiations...........................................  45

ARTICLE VI - PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB................  45

     Section 6.1  Notification of Changes......................................  45
     Section 6.2  Reservation of Acquiror Common Stock.........................  45

     Section 6.3  Satisfaction of Conditions Precedent.........................  46
     Section 6.4  Certain Employee Benefit Matters.............................  46
     Section 6.5  Director and Officer Liability...............................  46
     Section 6.6  Change of Control of Acquiror................................  46
     Section 6.7  Access to Information........................................  46
     Section 6.8  Assumption of Guarantees.....................................  47

ARTICLE VII - OTHER AGREEMENTS.................................................  47

     Section 7.1  Confidentiality..............................................  47
     Section 7.2  Regulatory Filings; Consents; Reasonable Efforts.............  47
     Section 7.3  Further Assurances...........................................  47
     Section 7.4  Escrow Agreement.............................................  47
     Section 7.5  FIRPTA.......................................................  47
     Section 7.6  Blue Sky Laws................................................  48
     Section 7.7  Other Filings................................................  48
     Section 7.8  Continuity of Business Enterprise............................  48

ARTICLE VIII - CONDITIONS TO MERGER............................................  48

     Section 8.1  Conditions to Each Party's Obligation to Effect the Merger...  48
     Section 8.2  Additional Conditions to Obligations of Acquiror and Sub.....  49
     Section 8.3  Additional Conditions to Obligations of Target...............  50

ARTICLE IX - TERMINATION AND AMENDMENT.........................................  51

     Section 9.1  Termination..................................................  51
     Section 9.2  Effect of Termination........................................  52
     Section 9.3  Fees and Expenses............................................  52

ARTICLE X - ESCROW AND INDEMNIFICATION.........................................  52

     Section 10.1  Indemnification.............................................  52
     Section 10.2  Claims for Damages..........................................  53
     Section 10.3  Damage Threshold............................................  54
     Section 10.4  Indemnification Term........................................  54
     Section 10.5  Payment of Claims...........................................  54
     Section 10.6  Valuation...................................................  55
     Section 10.7  Objections to Claims........................................  55
     Section 10.8  Resolution of Conflicts.....................................  56
     Section 10.9  Shareholders' Agent.........................................  56
     Section 10.10  Actions of the Shareholders' Agent.........................  57
     Section 10.11  Third Party Claims.........................................  57

ARTICLE XI - MISCELLANEOUS.....................................................  57

     Section 11.1  Survival of Representations, Warranties and Covenants.......  57
     Section 11.2  Notices.....................................................  58
     Section 11.3  Interpretation..............................................  59
     Section 11.4  Counterparts................................................  59

     Section 11.5  Entire Agreement; No Third Party Beneficiaries..............  59
     Section 11.6  Governing Law...............................................  59
     Section 11.7  Assignment..................................................  59
     Section 11.8  Amendment...................................................  59
     Section 11.9  Extension; Waiver...........................................  60
     Section 11.10  Specific Performance.......................................  60

EXHIBITS
--------

EXHIBIT A  -  VOTING AGREEMENT
EXHIBIT B  -  NONCOMPETITION AGREEMENT
EXHIBIT C  -  SHAREHOLDERS AGREEMENT
EXHIBIT D  -  STOCK RESTRICTION AGREEMENT
EXHIBIT E  -  ESCROW AGREEMENT
EXHIBIT F  -  INVESTOR REPRESENTATION STATEMENT

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER dated as of June 18, 1999 (this "Agreement"), is entered into by and among WorldRes, Inc., a California corporation ("Acquiror"), B&B Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Acquiror ("Sub"), and Goldreyer Incorporated, a Texas corporation ("Target").

                                   RECITALS:
                                   --------

     A. The Boards of Directors of Acquiror, Sub and Target deem it advisable and in the best interests of each corporation and their respective shareholders that Acquiror and Target combine in order to advance the long-term business interests of Acquiror and Target;

     B. The combination of Acquiror and Target shall be effected by the terms of this Agreement through a transaction in which Sub will merge with and into Target, Target will become a wholly-owned subsidiary of Acquiror and the shareholders of Target will become shareholders of Acquiror (the "Merger");

     C. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     D. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction;

     E. As a condition and inducement to Acquiror's willingness to enter into this Agreement, certain Target shareholders holding in the aggregate no less than seventy percent (70%) of the issued and outstanding voting stock of Target have, concurrently with the execution of this Agreement, executed and delivered Voting Agreements in the form attached hereto as Exhibit A (the "Voting
                                                 ---------
Agreements"), pursuant to which such shareholders have, among other things, agreed to vote their shares of Target capital stock in favor of the Merger and to grant Acquiror irrevocable proxies to vote such shares;

     F. As a further condition and inducement to Acquiror's willingness to enter into this Agreement, Eric Goldreyer, David Hansen, and Brian Ball have, concurrently with the execution of this Agreement, executed and delivered Noncompetition Agreements in the form attached hereto as Exhibit B (the
                                                         ---------
"Noncompetition Agreements"), which agreements shall only become effective at the Effective Time (as defined in Section 1.1 below);

     G. As a further condition and inducement to Acquiror's willingness to enter into this Agreement, certain shareholders of Target have, concurrently with the execution of this Agreement, executed and delivered to Acquiror Shareholders Agreements in the form attached hereto as Exhibit C (the
                                                       ---------
"Shareholders Agreements");

     H. As a further condition and inducement to Acquiror's willingness to enter into this Agreement, Eric Goldreyer and David Hansen have, concurrently with the execution of this Agreement, executed and delivered Stock Restriction Agreements in the form attached hereto as Exhibit D (the "Stock Restriction
                                          ---------
Agreements").

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

     Section 1.1  Effective Time of the Merger.
                  ----------------------------

           (a) Subject to the provisions of this Agreement, articles of merger (the "Articles of Merger") in such mutually acceptable form as is required by the relevant provisions of the Texas Business Corporation Act ("Texas Law") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Texas for filing on the Closing Date (as defined in Section 1.2).

           (b) Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") in such mutually acceptable form as is required by the relevant provisions of the Delaware General Corporation Law ("Delaware Law") shall be duly executed and delivered by the parties hereto and thereafter delivered to the Secretary of State of the State of Delaware for filing on the Closing Date (as defined in Section 1.2).

           (c) The Merger shall become effective upon the due and valid filing of the Articles of Merger with the Secretary of State of the State of Texas and the due and valid filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Agreement or the Articles of Merger (the "Effective Time").

     Section 1.2  Closing.  The closing of the Merger (the "Closing") will take
                  -------
place at 10:00 a.m., California time, on a date to be specified by Acquiror and Target, which shall be no later than the second business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than the delivery of the officers' certificates referred to therein) (the "Closing Date"), at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California, unless another date, time or place is agreed to in writing by Acquiror and Target.

     Section 1.3  Effects of the Merger.
                  ---------------------

           (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Target (Sub and Target are sometimes referred to herein as the

"Constituent Corporations" and Target following consummation of the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Incorporation of Target shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Target as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

           (b) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Texas Law and Delaware Law. Without limiting the generality of the foregoing, at and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations.

     Section 1.4  Directors and Officers.  The directors of Sub immediately
                  ----------------------
prior to the Effective Time shall become the directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall become the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                  ARTICLE II

                           CONVERSION OF SECURITIES
                           ------------------------

     Section 2.1  Conversion of Capital Stock.  At the Effective Time, by virtue
                  ---------------------------
of the Merger and without any action on the part of the holder of any shares of Common Stock, $0.01 par value, of Target ("Target Common Stock") or capital stock of Sub:

           (a)    Capital Stock of Sub.  Each issued and outstanding share of
                  --------------------
 the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

           (b)    Cancellation of Acquiror-Owned and Target-Owned Stock.  Any
                  -----------------------------------------------------
shares of Target Common Stock that are owned by Acquiror, Sub, Target or any other direct or indirect wholly-owned Subsidiary (as defined below) of Acquiror or Target shall be canceled and retired and shall cease to exist and no stock of Acquiror or other consideration shall be delivered in exchange. As used in this Agreement, the word "Subsidiary" means, with respect to any other party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (c)  Exchange Ratio.
               --------------

               (i) Subject to Sections 2.2 and 2.4, each issued and outstanding share of Target Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and any Dissenting Shares as defined in and to the extent provided in Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a fraction of a fully paid and nonassessable share of Acquiror Common Stock (as defined in Section 4.4) equal to the "Exchange Ratio" as defined in and determined in accordance with the provisions of this Section 2.1(c). All such shares of Target Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Acquiror Common Stock upon the surrender of such certificate in accordance with Section 2.4, without interest.

               (ii) The "Total Consideration Shares" shall be equal to 1,661,136 shares of Acquiror Common Stock. The "Exchange Ratio" shall be equal to (x) the number of the Total Consideration Shares divided by (y) the number of shares of Target Common Stock outstanding as of the Effective Time, which number assumes conversion of all outstanding Target Debt (as defined in Section 2.1(d) below) plus a number of shares equal to 12% of the total issued and outstanding Common Stock of Target as of the Effective Time (assuming conversion in full of all Target Debt). In no event will the total number of shares of Acquiror Common Stock issuable by Acquiror pursuant to the Merger exceed or be less than the Total Consideration Shares. The allocation of the Total Consideration Shares among each holder of Target capital stock is set forth in the Target Disclosure Schedule (as defined in Article III).

               (iii) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding shares of Acquiror capital stock or Target Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, split-up, stock dividend or stock combination, then the Exchange Ratio shall be correspondingly adjusted.

          (d)  Target Debt.  Immediately prior to the Effective Time, all
               -----------
outstanding debt of Target, excluding debt incurred in connection with capital lease lines ("Target Debt"), shall be converted into Target Common Stock. All Target Debt is listed on Schedule 2.1(d) attached hereto, the principal amount of which shall not exceed, without the prior written consent of Acquiror, $1,750,000 in the aggregate. An updated Schedule 2.1(d) of Target Debt shall be delivered by Target to Acquiror on the Closing Date.

          (e)  Restricted Shares.  Shares of Target Common Stock which are
               -----------------
subject to repurchase by Target in the event the holder thereof ceases to be employed by Target ("Target Restricted Shares") shall be converted into Acquiror Common Stock on the same basis as provided in subsection (c) above and shall be registered in such holder's name, but shall be held by Target or Acquiror pursuant to the existing agreements in effect on the date of this Agreement. Holders of the Target Restricted Shares are identified on Schedule 2.1(e) together with the vesting schedules associated with such shares.

     Section 2.2  Escrow Agreement.  At the Effective Time or such later time as
                  ----------------
determined in accordance with Section 2.3(b), Acquiror will deposit in escrow certificates representing ten percent (10%) of the Total Consideration Shares. Such shares shall be held in escrow on behalf of the persons who are the holders of Target Common Stock in the Merger immediately prior to the Effective Time (the "Former Target Shareholders"), on a pro rata basis, in accordance with each such Former Target Shareholders' percentage ownership of Target Common Stock rounded down to the nearest whole share immediately prior to the Merger (the "Pro Rata Portion"). Such shares (the "Escrow Shares") shall be held and applied pursuant to the provisions of an escrow agreement (the "Escrow Agreement") to be executed pursuant to Section 7.4 in substantially the form attached hereto as Exhibit E.
                   ---------

     Section 2.3  Dissenting Shares.
                  -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Target Common Stock held by a holder who has exercised such holder's dissenter's rights in accordance with Sections 5.11 and 5.12 of Texas Law, and who, as of the Effective Time, has not effectively withdrawn or lost such dissenter's rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Acquiror Common Stock pursuant to Section 2.1, but the holder of the Dissenting Shares shall only be entitled to such rights as are granted by Sections 5.11 and 5.12 of Texas Law.

          (b) Notwithstanding the provisions of Section 2.3(a), if any holder of shares of Target Common Stock who demands his dissenter's rights with respect to such shares under Section 2.1 shall effectively withdraw or lose (through failure to perfect or otherwise) his rights to receive payment for the fair market value of such shares under Texas Law, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Acquiror Common Stock and payment for fractional shares as provided in Section 2.1(c), without interest, upon surrender of the certificate or certificates representing such shares; provided that if such holder effectively withdraws or loses his
             --------
right to receive payment for the fair market value of such shares after the Effective Time, then, at such time Acquiror will deposit in escrow certificates representing such holder's Pro Rata Portion of the Escrow Shares.

          (c) Target shall give Acquiror (i) prompt notice of any written demands for payment with respect to any shares of capital stock of Target pursuant to Section 5.12 of Texas Law, withdrawals of such demands, and any other instruments served pursuant to Texas Law and received by the Target and
(ii) the opportunity to participate in all negotiations and proceedings with respect to demands for dissenter's rights under Texas Law. Target shall not, except with the prior written consent of Acquiror, voluntarily make any payment with respect to any demands for dissenter's rights with respect to Target Common Stock or offer to settle or settle any such demands.

     Section 2.4  Exchange of Certificates.
                  ------------------------

          (a) From and after the Effective Time, each holder of an outstanding certificate or certificates which represented shares of Target Common Stock immediately prior to the Effective Time ("Certificates") shall have the right to surrender each Certificate to Acquiror (or at Acquiror's option, an exchange agent to be appointed by Acquiror), and receive promptly in exchange for all Certificates held by such holder a certificate representing the number of whole shares of Acquiror Common Stock (other than the Escrow Shares) into which the Target Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to the provisions of Article II of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in such form as may be reasonably specified by Acquiror. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Target Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Acquiror Common Stock into which the shares of Target Common Stock have been converted but shall, subject to applicable dissenter's rights under Texas Law and Section 2.3, have no other rights. Subject to applicable dissenter's rights under Texas Law and Section 2.3, from and after the Effective Time, the holders of shares of Target Common Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Acquiror Common Stock into which such shares of Target Common Stock have been converted. From and after the Effective Time, there shall be no further registration of transfers on the records of Target of shares of Target Common Stock outstanding immediately prior to the Effective Time.

          (b) If any shares of Acquiror Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person requesting such transfer shall pay Acquiror, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Acquiror that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Acquiror nor Target shall be liable to a holder of shares of Target Common Stock for shares of Acquiror Common Stock issuable to such holder pursuant to the provisions of Article II of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Acquiror shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock issuable in exchange therefor pursuant to the provisions of Article II of the Agreement. The Board of Directors of Acquiror may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Acquiror an indemnity agreement against any claim that may be made against Acquiror with respect to the Certificate alleged to have been lost, stolen or destroyed.

     Section 2.5  Distributions with Respect to Unexchanged Shares.  No
                  ------------------------------------------------
dividends or other distributions declared or made after the Effective Time with respect to Acquiror capital stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror capital stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror capital stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of any dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of Acquiror capital stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquiror capital stock.


     Section 2.6 No Fractional Shares.  No certificate or scrip representing
                 --------------------
fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Acquiror. The total number of shares of Acquiror Common Stock issuable to any single holder of Target Common Stock shall be rounded down to the nearest whole share.

     Section 2.7 Tax and Accounting Consequences.
                 -------------------------------

           (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code.
The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

           (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase transaction.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TARGET
                   ----------------------------------------

     Target represents and warrants to Acquiror and Sub that the statements contained in this Article III, subject to any exceptions set forth in the disclosure schedule delivered by Target to Acquiror on or before the date of this Agreement (the "Target Disclosure Schedule"), are true and correct. The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and shall deem to cross-reference to the other numbered or lettered paragraphs to which the representation and warranty with respect to which disclosure is made is reasonably related on the face of such disclosure without reference to extrinsic documentation to an objective third party reviewing such disclosure. Moreover, the disclosures made on the Target Disclosure Schedule shall not, by the fact of their disclosure, be deemed to acknowledge that disclosure of such information is required to be disclosed under this Article III.

     Section 3.1 Organization of Target.  Target is a corporation duly
                 ----------------------
organized, validly existing and in good standing under the laws of the State of Texas, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect on the business, assets (including intangible assets), liabilities, condition (financial or otherwise), property or results of operations (a "Material Adverse Effect") of Target. The Target Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Target and a true and complete list of all states in which Target maintains any employees. The Target Disclosure Schedule contains a true and complete list of all states in which Target is duly qualified or licensed to transact business as a foreign corporation.

     Section 3.2 Target Capital Structure.
                 ------------------------

          (a) The authorized capital stock of Target consists of 2,000,000 shares of Target Common Stock. As of the date of this Agreement there are 824,146 shares of Target Common Stock issued and outstanding, all of which are validly issued, fully paid and nonassessable and none of which are subject to repurchase rights. The issued and outstanding shares of Target Common Stock are held of record by the shareholders of Target as set forth and identified in the shareholder list attached as Schedule 3.2(a) to the Target Disclosure Schedule. All shares of Target Common Stock are duly authorized, validly issued, fully paid and nonassessable. All shares of Target Common Stock issuable upon conversion of the Target Debt will be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Target Common Stock and Target Debt (collectively "Target Securities") were issued in compliance with applicable federal and state securities laws. Except as set forth in the Target Disclosure Schedule, there are no obligations, contingent or otherwise, of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. An updated Schedule 3.2(a) reflecting changes permitted by this Agreement in the capitalization of Target between the date hereof and the Effective Time shall be delivered by Target to Acquiror on the Closing Date.

          (b) Except as set forth in this Section 3.2, there are no equity securities of any class or series of Target, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 3.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Target is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Target equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents (as defined in Section 3.3(a)) or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Target.

     Section 3.3  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Target has all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which it is or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target's shareholders under the provisions of Texas Law and Target's Articles of Incorporation and Bylaws. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Target as of the date hereof, will be duly executed and delivered by Target. This Agreement and each of the Transaction Documents to which Target is a party constitutes, and each of the Transaction Documents to which Target will become a party, when executed and delivered by Target, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Target, enforceable against Target in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity. For purposes of this Agreement, "Transaction Documents" means all documents or agreements required to be delivered by any party under this Agreement including the Articles of Merger, the Certificate of Merger, the Escrow Agreement, the Voting Agreements, the Shareholders Agreements and the Noncompetition Agreements.

          (b) The execution and delivery by Target of this Agreement and the Transaction Documents to which it is or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of Target, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Target is a party or by which it or any of its properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not reasonably be expected to have a Material Adverse Effect on Target.

          (c) None of the execution and delivery by Target of this Agreement or of any other Transaction Document to which Target is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document or the continuation of the business activities of Target following consummation of the Merger will require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity"), except for (i) the filing of the Articles of Merger with the Texas Secretary of State, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Target.

     Section 3.4  Financial Statements; Absence of Undisclosed Liabilities.
                  --------------------------------------------------------

          (a) Target has delivered to Acquiror copies of (i) Target's unaudited balance sheet as of April 30, 1999 (the "Most Recent Balance Sheet"), and the related statements of operations for the four-month period then ended, and (ii) unaudited balance sheets as of December 31, 1998 and 1997, and the related unaudited statements of operations for the fiscal years ended December 31, 1998 and 1997 and the related unaudited statement of cash flows for the fiscal year ended December 31 1998, respectively (collectively, the "Target Financial Statements").

          (b) The Target Financial Statements are in accordance with the books and records of Target and present fairly in all material respects the financial position, results of operations and cash flows of Target as of their historical dates and for the periods indicated. Except as disclosed on Schedule
3.4 of the Target Disclosure Schedule, the Target Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. The reserves, if any, reflected on the Target Financial Statements are adequate in light of the contingencies with respect to which they were made.

          (c) Target has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Most Recent Balance Sheet, except for those that may have been incurred after the date of the Most Recent Balance Sheet or that would not reasonably be required, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, to be included in a balance sheet or the notes thereto. All debts, liabilities, and obligations incurred after the date of the Most Recent Balance Sheet were incurred in the ordinary course of business and are not material both individually and in the aggregate to Target or its business.

     Section 3.5  Tax Matters.
                  -----------

          (a) For purposes of this Section 3.5 and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                  (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, ozone depleting chemicals taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected, (B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

               (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed by or on behalf of Target have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Target under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Most Recent Balance Sheet, and no other Taxes are payable by Target with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Target has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Target with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Target is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Most Recent Balance Sheet. Target has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired. The Target has since its inception been, and will continue through the Closing Date to be, an S corporation under Section 1361 of the Code and all applicable state tax laws.

          (c) The Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

          (d) Target has furnished Acquiror, or will furnish Acquiror prior to Closing, with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Target relating to Taxes, (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Target for all periods since the inception of Target, and (iii) S Corporation election forms filed with the Internal Revenue Service and applicable state tax authorities and documents from such tax authorities acknowledging receipt of and acceptance of such forms.

          (e) The Returns of or including Target have never been audited by a government or taxing authority, nor, to the knowledge of Target, is any such audit in process, pending or threatened. No deficiencies exist or have been asserted, and Target has not received notice that it has not filed a Return or paid Taxes required to be filed or paid. Target is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against Target or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Target.

          (f) Target is not, nor has it ever been, a party to any tax sharing agreement.

          (g) Target is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Acquiror is not required to withhold tax by reason of Section 1445 of the Code. Target is not a "consenting corporation" under Section 341(f) of the Code. Target has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Target pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Target has not agreed to, nor is it required to make any adjustment under Code Section 481(a) by reason of, a change in accounting method. Target is not, nor has it been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder.
Target is in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which it may be subject or which it may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (h) The Target Disclosure Schedule sets forth accurate and complete information regarding Target's net operating losses for federal and each applicable state tax purposes. Except as a result of the transactions contemplated hereby, Target has no net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

     Section 3.6  Absence of Certain Changes or Events.  Since April 30, 1999,
                  ------------------------------------
Target has not:

          (a) suffered any material adverse change in its business, assets (including intangible assets), liabilities, condition (financial or otherwise) or results of operations ("Material Adverse Change").

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Target;

          (c) except in the ordinary course of business consistent with past practice, granted or agreed to make any increase in the compensation payable or to become payable by Target to its officers or employees;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Target or declared any direct or indirect redemption, retirement, purchase or other acquisition by Target of such shares;

          (e) issued any shares of capital stock of Target or any warrants, rights, options or entered into any commitment relating to the shares of Target, except for the shares of Target Common Stock issuable upon the conversion of outstanding Target Debt;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or made any material tax elections;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $10,000;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

          (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 3.7);

          (j) made any capital expenditure or commitment individually in excess of $10,000 or in the aggregate in excess of $25,000;

          (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates (as defined in Section 3.16), officers, directors or shareholders or any affiliate or associate of any of the foregoing;

          (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Target Disclosure Schedule; or

          (m) agreed to take any action described in this Section 3.6 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     Section 3.7  Title and Related Matters.  Target has good and valid title to
                  -------------------------
all its properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and minor imperfections of and encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. The equipment of Target used in the operation of its business is, taken as a whole, (i) adequate for the business conducted by Target and (ii) in good operating condition and repair, ordinary wear and tear excepted. All personal property leases to which Target is a party are valid, binding, enforceable against Target and in effect in accordance with their respective terms. To the knowledge of Target, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Target Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $10,000 and real property leased or owned by Target, describing its interest in said property. True and correct copies of Target's real property and personal property leases have been provided to Acquiror or its representatives.

     Section 3.8  Proprietary Rights.
                  ------------------

          (a) Target owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of Target's business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of Target's World Wide Web sites (including www.bbchannel.com and www.bedandbreakfast.com) or any product which has been or is being distributed or sold by Target (collectively, including such Web sites, the "Target Products"), free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as "Target Proprietary Rights"). The Target Disclosure Schedule contains an accurate and complete (i) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to the Target Products or otherwise included in the Target Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such Target Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed,
(ii) list of all licenses and other agreements with third parties (the "Third Party Licenses") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Target is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Target Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Third Party

Technology") and (iii) list of all licenses and other agreements with third parties relating to any material information, compilations, data lists or databases that Target is licensed or otherwise authorized by such third parties to use, market, disseminate distribute or incorporate in Target Products. All of Target's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Target Products are valid and in full force and effect; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Target (and Target is not aware of any claims which are likely to be asserted or threatened against Target or which have been asserted or threatened against others relating to Target Proprietary Rights or Target Products) by any person challenging Target's use, possession, manufacture, sale or distribution of Target Products under any Target Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Target knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Target of any of the Target Products. To Target's knowledge, none of the Target Products nor the use or exploitation of any Target Proprietary Rights in Target's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and Target has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

          (b) Except as set forth in the Target Disclosure Schedule, Target has not granted any third party any right to reproduce, distribute, market or exploit any of the Target Products or any adaptations, translations, or derivative works based on the Target Products or any portion thereof.

          (c) Target has at all times used commercially reasonable efforts customary in its industry to treat the Target Proprietary Rights related to Target Products as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

          (d) To Target's knowledge no past or present employee, contractor or consultant of Target is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Target or any other party because of the nature of the business conducted by Target or proposed to be conducted by Target. The Target Disclosure Schedule lists all past and present employees, contractors and consultants who have participated in any way in the development of the Target Products or the Target Proprietary Rights.

          (e) No product liability or warranty claims have been communicated in writing to or, to the knowledge of Target, threatened against Target.

          (f) To Target's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Target Proprietary Rights by any third party, including any employee or former employee of Target. Target has not entered into any agreement to indemnify any other person against any charge of infringement of any Target Proprietary Rights.

     Section 3.9  Employee Benefit Plans.
                  ----------------------

          (a) The Target Disclosure Schedule lists, with respect to Target and any trade or business (whether or not incorporated) which is treated as a single employer with Target (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Target as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Target (together, the "Target Employee Plans").

          (b) Target has delivered to Acquiror or its representatives, or will deliver to Acquiror or its representatives no later than 10 days prior to Closing, a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Target has also furnished Acquiror, or will furnish Acquiror no later than 10 days prior to Closing, with the most recent Internal Revenue Service determination letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code
Section 401(a).

          (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and
Section 4975 of the Code, with respect to any Target Employee Plan; (iii) each Target Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Target and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) neither Target nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all contributions required to be made by Target or any subsidiary or ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty
(30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Target Employee Plan is covered by, and neither Target nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened, against or with respect to any such Target Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Target nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Target Employee Plan, Target has complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the temporary regulations thereunder.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Target or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Target or other ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Target Financial Statements.

     Section 3.10  Bank Accounts.  The Target Disclosure Schedule sets forth the
                   -------------
names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     Section 3.11  Contracts.
                   ---------

          (a) Except as set forth on the Target Disclosure Schedule:

              (i) Target has no agreements, contracts or commitments that provide for the sale, licensing or distribution by Target of any Target Products or Target Proprietary Rights. Without limiting the foregoing, Target has not granted to any third party (including, without limitation, original equipment manufacturers and site-license customers) any rights to reproduce, manufacture or distribute any of the Target Products, nor has Target granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Target's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Target Products), nor has Target granted any third party any right to market any of the Target Products under any private label or "OEM" arrangements, nor has Target granted any license of any Target trademarks or servicemarks.

              (ii) Target has no Third Party Licenses except for shrink wrap licenses entered into in the ordinary course of business.

              (iii) Target has no agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Target in excess of $5,000.

              (iv) Target has no advertising or revenue sharing agreements, contracts, commitments, or arrangements.

              (v) Target has no outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which Target has allowed third parties to advertise on or otherwise be included in Target's World Wide Web sites) that Target currently expects to result in any loss to Target upon completion or performance thereof.

               (vi) Target has no outstanding agreements, contracts or commitments with officers, employees, agents, consultants, independent contractors, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Target "at will" with less than 90 days' notice and without liability, penalty or premium, including, without limitation, severance or termination pay.

               (vii) Target has no currently effective collective bargaining or union agreements, contracts or commitments.

               (viii) Target is not restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (ix) Target has not guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

               (x) Target has no outstanding loan or advance to any person; nor is it party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Target of any sum.

               (xi) Target has no agreements pursuant to which Target has agreed to manufacture for, supply to or distribute to any third party any Target Products or Target Components.

               (xii) Target has no binding agreements that restrict Target from relocating or closing any of its operations.

True and correct copies of each document or instrument listed on the Target Disclosure Schedule pursuant to this Section 3.11(a) (the "Material Contracts") have been provided to Acquiror or its representatives.

          (b) All of the Material Contracts listed on the Target Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Target in accordance with their respective terms. No Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Target, no party to any such Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (c) Target is not in default under or in breach or violation of, nor, to Target's knowledge, is there any valid basis for any claim of default by Target under, or breach or violation by Target of, any material provision of any Material Contract. To Target's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Material Contract.

          (d) Except as specifically indicated on the Target Disclosure Schedule, none of the Material Contracts provides for indemnification by Target of any third party. No claims have been made or threatened that would require indemnification by Target, and Target has not paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

     Section 3.12  Orders, Commitments and Returns.  All accepted advertising
                   -------------------------------
arrangements entered into by Target, and all material agreements, contracts, or commitments for the purchase of supplies by Target, were made in the ordinary course of business. There are no oral contracts or arrangements for the sale of advertising or any other product or service by Target.

     Section 3.13  Compliance with Law.  Target and the operation of its
                   -------------------
business are in compliance in all material respects with all applicable laws and regulations material to the operation of its business. Neither Target nor, to Target's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Target has not participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Target has complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

     Section 3.14  Labor Difficulties; No Discrimination.
                   -------------------------------------

          (a) Target is not engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Target actually pending or, to the knowledge of Target, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Target, threatened against Target. To the knowledge of Target, no union organizing activities are taking place with respect to the business of Target. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Target, no claims therefor exist. Target has not experienced any material work stoppage or other material labor difficulty.

          (b) There is and has not been any claim against Target or its officers or employees, or to Target's knowledge, threatened against Target or its officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Target, nor, to the knowledge of Target, is there any basis for any such claim.

          (c) There are no pending claims against Target or any of its Subsidiaries under any workers compensation plan or policy or for long term disability. Neither Target nor any of its subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of

Target, threatened, between Target and any of its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Target.

     Section 3.15  Trade Regulation.  No claims have been communicated or
                   ----------------
threatened in writing against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Target's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

     Section 3.16  Insider Transactions.  The Target Disclosure Schedule lists
                   --------------------
all agreements and arrangements currently in effect or entered into since the date of the Most Recent Balance Sheet, and currently proposed agreements and arrangements, by or between Target, on the one hand, with or for the benefit of any current or former shareholder, director, officer or other affiliate ("Affiliate") as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on the other hand. The Target Disclosure Schedule lists all payments of any kind since January 1, 1998, from Target, to or for the benefit of any current or former shareholder, officer, director or other Affiliate of Target. All debts of any of Target's shareholders, officers, directors or their respective Affiliates owed or owing to the Target are reflected on the Most Recent Balance Sheet.

     Section 3.17  Employees, Independent Contractors and Consultants.  The
                   --------------------------------------------------
Target Disclosure Schedule lists all currently effective written or oral and all past written consulting, independent contractor and/or employment agreements and other material agreements concluded with individual employees, independent contractors or consultants to which Target is a party. True and correct copies of all such written agreements have been provided to Acquiror or its representatives. To the knowledge of Target, all independent contractors have been properly classified as independent contractors for the purposes of federal and applicable state tax laws, laws applicable to employee benefits and other applicable law. All salaries and wages paid by Target are in compliance in all material respects with applicable federal, state and local laws. The Target Disclosure Schedule lists all persons presently employed by Target, setting forth for each person his or her position, salary or rate of pay (including bonuses), and if any such employee is currently on leave, sets forth the reason for the leave, the date the leave commenced and the date the employee is expected to return to active work.

     Section 3.18  Insurance.
                   ---------

          (a) The Target Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Target is a party, a named insured or otherwise the beneficiary of coverage: (i) the name of the insurer, the name of the policyholder and the name of each covered insured; (ii) the policy number and the period of coverage; (iii) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; (iv) a description of any retroactive premium adjustments or other loss-sharing arrangements; and (v) a description of all material claims made by Target under such policies.

          (b) With respect to each such insurance policy, (i) the policy is legal, valid, binding, enforceable and in full force and effect, and (ii) neither Target nor, to the knowledge of Target, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

     Section 3.19  Litigation.  There is no private or governmental action,
                   ----------
suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened against Target or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such). To Target's knowledge, no circumstances exist that could reasonably be expected to result in a material claim against Target as a result of the conduct of Target's business (including, without limitation, any claim of infringement of any intellectual property right).

     Section 3.20  Governmental Authorizations and Regulations.  Target has
                   -------------------------------------------
obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization could not be reasonably expected to have a Material Adverse Effect.

     Section 3.21  Subsidiaries.  Target has no Subsidiaries.  Target does not
                   ------------
own or control (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Target does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     Section 3.22  Compliance with Environmental Requirements.  Target is in
                   ------------------------------------------
compliance in all material respects with all terms and conditions of all permits, licenses and authorizations which are required under federal, state and local laws applicable to Target and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect on Target. There are no conditions, circumstances, activities, practices, incidents, or actions known to Target which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Target, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

     Section 3.23  Corporate Documents.  Target has furnished to Acquiror or its
                   -------------------
representatives, or will furnish to Acquiror or its representatives before
Closing: (a) copies of its Articles of Incorporation and Bylaws, as amended to date; (b) its minute book containing consents, actions, and meetings of the shareholders, the board of directors and any committees thereof; (c) all material permits, orders, and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders, and consents; and (d) the stock transfer books of Target setting forth all transfers of any capital stock. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

     Section 3.24  No Brokers.  Neither Target nor, to Target's knowledge, any
                   ----------
Target shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

     Section 3.25  Advertisers, Customers, Content Distributors and Suppliers.
                   ----------------------------------------------------------
As of the date hereof, no advertiser or other customer which individually accounted for more than 5% of Target's gross revenues during the 12-month period preceding the date hereof, and no material content distributor or supplier of Target, has canceled or otherwise terminated, or, to the knowledge of Target, made any threat to Target to cancel, materially limit or otherwise terminate its relationship with Target, or has at any time on or after April 30, 1999, decreased materially its services or supplies to Target in the case of any such supplier, or decreased materially the scope of its distribution of Target's content in the case of any content distributor, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier, content distributor or customer intends to cancel, materially limit or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target, its distribution of Target's content, or its usage of the services or products of Target, as the case may be.

     Section 3.26  Target Action.  The Board of Directors of Target, by
                   -------------
unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Target and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of Texas Law, and (iii) directed that this Agreement and the Merger be submitted to Target shareholders for their approval and resolved to recommend that Target shareholders vote in favor of the approval of this Agreement and the Merger.

     Section 3.27  Offers.  Target has suspended or terminated, and has the
                   ------
legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 5.6) with parties other than Acquiror.

     Section 3.28  Disclosure.  No statements by Target contained in this
                   ----------
Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Target to Acquiror or Sub under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Target has disclosed to Acquiror all material information of which it is aware relating specifically to the operations and business of Target as of the date of this Agreement or the transactions contemplated by this Agreement.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB
               --------------------------------------------------

     Acquiror and Sub jointly and severally represent and warrant to Target that the statements contained in this Article IV, subject to any exceptions set forth in the disclosure schedule delivered by Acquiror to Target on or before the date of this Agreement (the "Acquiror Disclosure Schedule"), are true and correct. The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and shall deem to cross-reference to the other numbered or lettered paragraphs to which the representation and warranty with respect to which disclosure is made is reasonably related on the face of such disclosure without reference to extrinsic documentation to an objective third party reviewing such disclosure. Moreover, the disclosures made on the Acquiror Disclosure Schedule shall not, by the fact of their disclosure, be deemed to acknowledge that disclosure of such information is required to be disclosed under this Article IV.

     Section 4.1  Organization of Acquiror and Sub.  Each of Acquiror and Sub is
                  --------------------------------
a corporation duly organized, validly existing and in good standing under the laws of the State of California and the laws of the State of Delaware, respectively, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or ownership or leasing of properties makes such qualification or licensing necessary and where the failure to be so qualified or licensed could reasonably be expected to result in a material adverse effect of Acquiror or Sub. The Acquiror Disclosure Schedule contains a true and complete listing of the locations of all sales offices, manufacturing facilities, and any other offices or facilities of Acquiror and Sub and a true and complete list of all states in which Acquiror and Sub maintains any employees. The Acquiror Disclosure Schedule contains a true and complete list of all states in which Acquiror and Sub are duly qualified or licensed to transact business as foreign corporations.

     Section 4.2  Acquiror Capital Structure.  The authorized capital of the
                  --------------------------
Acquiror consists, or will consist immediately prior to the Closing, of:

          (a)  Acquiror Capital Stock.
               ----------------------

               (i)   Preferred Stock.  12,852,624 shares of Preferred Stock (the
                     ---------------
"Preferred Stock"), 463,865 of which shares have been designated Series A Preferred Stock, 437,199 of which are issued and outstanding, 1,495,046 of which shares have been designated Series B Preferred Stock, 1,422,481 of which are issued and outstanding, 1,495,046 of which shares have been designated Series B-1 Preferred Stock, none of which are issued and outstanding, 3,658,011 of which shares have been designated Series C Preferred Stock, 3,209,195 of which are issued and outstanding, 3,658,011 of which shares have been designated Series C-1 Preferred Stock, none of which are issued and outstanding, and 2,082,645 of which shares have been designated Series D Preferred Stock, 1,983,468 of which are issued and outstanding (collectively, "Acquiror Preferred Stock"). The rights, privileges and preferences of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and the Series D Preferred Stock will be as stated in the Acquiror's Amended and Restated Articles of Incorporation (the "Restated Articles").

               (ii)  Common Stock. 25,000,000 shares of Common Stock, 804,448 of
                     ------------
which are issued and outstanding.

               (iii) The outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, and Series D Preferred Stock are owned by the shareholders and in the numbers specified in Schedule 4.2(c) attached hereto.

               (iv) The outstanding shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

               (v) Except for (A) the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series D Preferred Stock, (B) 26,666 shares of Series A Preferred Stock reserved for issuance pursuant to a warrant issued to Venture Lending with an exercise price of $1.50 per share, (C) 19,526 shares of Series B Preferred Stock reserved for issuance pursuant to a warrant issued to Glen McLaughlin with an exercise price of $3.38 per share, (D) 4,733 shares of Series B Preferred Stock reserved for issuance pursuant to a warrant issued to Venture Lending with an exercise price of $3.38 per share, (E) an aggregate of 43,869 shares of Series B Preferred Stock reserved for issuance pursuant to warrants issued to certain individuals with an exercise price of $3.38 per share, (F) 4,437 shares of Series B Preferred Stock reserved for issuance pursuant to a warrant issued to Silicon Valley Bank, (G) an aggregate of 60,720 shares of Series C Preferred Stock reserved for issuance pursuant to warrants issued to certain individuals with an exercise price of $3.70 per share, (H) an aggregate of 379,988 shares of Series C Preferred Stock reserved for issuance pursuant to warrants issued to certain individuals with an exercise price of $4.63 per share, (I) 8,108 shares of Series C Preferred Stock reserved for issuance pursuant to a warrant issued to Pentech Financial Services, Inc. with an exercise price of $3.70 per share,
(J) 3,306 shares of Series D Preferred Stock reserved for issuance pursuant to a warrant issued to Pentech Financial Services, Inc. with an exercise price of $6.05 per share (the warrants referred to in Section 4.2(a)(v)(B) through (J) are collectively referred to as "Acquiror Warrants") and (K) the rights set forth in the Investor Rights Agreement (as defined below), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Acquiror of any shares of its capital stock. In addition to the foregoing, the Acquiror has reserved 2,320,000 shares of its Common Stock for issuance upon exercise of options reserved for grant under the Acquiror's 1995 Stock Plan (the "Acquiror Option Plan"), of which 1,764,312 shares are subject to options outstanding or committed for issuance ("Acquiror Options"), and sufficient shares of Common Stock for issuance upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, Series B-1 Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock and the Series D Preferred Stock. Except for the Third Amended and Restated Voting Agreement dated as of March 18, 1999, the Acquiror is not a party or subject to any agreement or understanding, and, to the best of the Acquiror's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Acquiror. As of the date of this Agreement, each issued and outstanding share of Acquiror Preferred Stock and each share of Acquiror Preferred Stock issuable upon the exercise of Acquiror Warrants is convertible into one share of Acquiror Common Stock.

          (b) Except as set forth in this Section 4.2, there are no equity securities of any class or series of Acquiror, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in this Section 4.2, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Acquiror is a party or by which it is bound obligating Acquiror to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Acquiror or obligating Acquiror to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Acquiror is not in active discussion, formal or informal, with any person or entity regarding the issuance of any form of additional Acquiror equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and the other Transaction Documents or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of the shares of capital stock of Acquiror.

          (c) All Acquiror Options have been issued in accordance with the terms of the Acquiror Option Plan and pursuant to the standard forms of option agreement previously provided to Target or its representatives. No option will by its terms require an adjustment in connection with the Merger. Neither the consummation of transactions contemplated by this Agreement or the other Transaction Documents nor any action taken by Acquiror in connection with such transactions will result in (i) any acceleration of vesting in favor of any optionee under any Acquiror Option; (ii) any additional benefits for any optionee under any Acquiror Option; or (iii) the inability of Acquiror after the Effective Time to exercise any right or benefit held by Acquiror prior to the Effective Time with respect to any Acquiror Option, including, without limitation, the right to repurchase an optionee's unvested shares on termination of such optionee's employment.

     Section 4.3  Sub Capital Structure.  The authorized capital stock of Sub
                  ---------------------
consists of 1,000 shares of common stock, par value $0.001 per share, all of which are issued and outstanding and are held by Acquiror.

     Section 4.4  Valid Issuance of Acquiror Common Stock.  The shares of
                  ---------------------------------------
Acquiror's Common Stock, par value of $0.001 per share ("Acquiror Common Stock"), to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable federal or state securities laws, and are free and clear of any liens, third-party rights of any nature or other encumbrances.

     Section 4.5  Authority; No Conflict; Required Filings and Consents.
                  -----------------------------------------------------

          (a) Acquiror and Sub have all requisite corporate power and authority to enter into this Agreement and all Transaction Documents to which they are or will become a party and to consummate the transactions contemplated by this Agreement and such Transaction Documents. The execution and delivery of this Agreement and such Transaction Documents and the consummation of the transactions contemplated by this Agreement and such Transaction Documents have been duly authorized by all necessary corporate action on the part of Acquiror and Sub. This Agreement has been and such Transaction Documents have been or, to the extent not executed by Acquiror or Sub as of the date hereof, will be duly executed and delivered by Acquiror and Sub. This Agreement and each of the Transaction Documents to which Acquiror or Sub are a party constitutes, and each of the Transaction Documents to which Acquiror or Sub will become a party, when executed and delivered by Acquiror or Sub, will constitute, assuming the due authorization, execution and delivery by the other parties hereto and thereto, the valid and binding obligation of Acquiror or Sub, as the case may be, enforceable against Acquiror or Sub in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

          (b) The execution and delivery by Acquiror and Sub of this Agreement and the Transaction Documents to which they are or will become a party does not, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which they are or will become a party will not, (i) conflict with, or result in any violation or breach of any provision of the Restated Articles or Bylaws of Acquiror or the Certificate of Incorporation or Bylaws of Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Acquiror or Sub is a party or by which they or any of their properties or assets may be bound, or (iii) conflict or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Sub or any of its properties or assets, except in the case of
(ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not reasonably be expected to have a Material Adverse Effect on Acquiror or Sub.

          (c) None of the execution and delivery by Acquiror or Sub of this Agreement or of any other Transaction Document to which Acquiror or Sub is or will become a party or the consummation of the transactions contemplated by this Agreement or such Transaction Document or the continuation of the business activities of Acquiror following consummation of the Merger will require any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, except for (i) the filing of the Articles of Merger with the Texas Secretary of State, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a Material Adverse Effect on Acquiror or Sub.

     Section 4.6  Financial Statements; Absence of Undisclosed Liabilities.
                  --------------------------------------------------------

          (a) Acquiror has delivered to Target copies of (i) Acquiror's unaudited balance sheet as of April 30, 1999 (the "Acquiror's Most Recent Balance Sheet"), and the related statements of operations, shareholders' equity and cash flow for the seven-month period then ended, and (ii) a draft form of Acquiror's proposed audited balance sheet as of September 30, 1998, and the related statements of operations, shareholders' equity and cash flow for the fiscal year then ended (collectively, the "Acquiror Financial Statements").

          (b) The Acquiror Financial Statements are in accordance with the books and records of Acquiror and present fairly in all material respects the financial position, results of operations and cash flows of Acquiror as of their historical dates and for the periods indicated. The Acquiror Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods. The reserves, if any, reflected on the Acquiror Financial Statements are adequate in light of the contingencies with respect to which they were made.

          (c) Neither Acquiror nor Sub has any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in the Acquiror's Most Recent Balance Sheet, except for those that may have been incurred after the date of the Acquiror's Most Recent Balance Sheet or that would not reasonably be required, in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, to be included in a balance sheet or the notes thereto. All debts, liabilities, and obligations incurred after the date of the Acquiror's Most

Recent Balance Sheet were incurred in the ordinary course of business and are not material both individually and in the aggregate to Acquiror, Sub or their businesses.

     Section 4.7  Tax Matters.
                  -----------

          (a) All Returns required to be filed by or on behalf of Acquiror or Sub have been duly filed on a timely basis and such Returns are true, complete and correct. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Acquiror or Sub under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Acquiror's Most Recent Balance Sheet, and no other Taxes are payable by Acquiror or Sub with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). Acquiror and Sub have withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Acquiror or Sub with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Acquiror or Sub is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Acquiror's Most Recent Balance Sheet. Neither Acquiror nor Sub has at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (b) The Acquiror's Most Recent Balance Sheet reflects proper accrual in accordance with generally accepted accounting principles applied on a basis consistent with prior periods of all liabilities for Taxes payable after the date of the Acquiror's Most Recent Balance Sheet attributable to transactions and events occurring prior to such date. No liability for Taxes has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business.

          (c) Target has been furnished by Acquiror, or will be furnished by Acquiror prior to Closing, with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Acquiror or Sub relating to Taxes, and (ii) all federal and state income or franchise tax Returns and state sales and use tax Returns for or including Acquiror or Sub for all periods since the inception of Acquiror or Sub, as the case may be.

          (d) The Returns of or including Acquiror or Sub have never been audited by a government or taxing authority, nor, to the knowledge of Acquiror or Sub, is any such audit in process, pending or threatened. No deficiencies exist or have been asserted, and neither Acquiror nor Sub has received notice that it has not filed a Return or paid Taxes required to be filed or paid. Neither Acquiror nor Sub is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against Acquiror or Sub or any of their assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Acquiror or Sub.

          (e) Neither Acquiror nor Sub is, nor has it ever been, a party to any tax sharing agreement.

          (f) Neither Acquiror nor Sub is, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and neither Acquiror nor Sub is required to withhold tax by reason of Section 1445 of the Code. Neither Acquiror nor Sub is a "consenting corporation" under
Section 341(f) of the Code. Neither Acquiror nor Sub has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to Acquiror or Sub pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. Neither Acquiror nor Sub has agreed to, nor are they required to, make any adjustment under Code Section 481(a) by reason of a change in accounting method. Neither Acquiror nor Sub is, nor have they been, a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A and the regulations thereunder. Acquiror and Sub are in compliance with the terms and conditions of any applicable tax exemptions, agreements or orders of any foreign government to which they may be subject or which they may have claimed, and the transactions contemplated by this Agreement will not have any adverse effect on such compliance.

          (g) The Acquiror Disclosure Schedule sets forth accurate and complete information regarding Acquiror's and Sub's net operating losses for federal and each applicable state tax purposes. Except as a result of the transactions contemplated hereby, neither Acquiror nor sub has net operating losses and credit carryovers or other tax attributes currently subject to limitation under Sections 382, 383, or 384 of the Code.

     Section 4.8  Absence of Certain Changes or Events.  Since April 30, 1999,
                  ------------------------------------
neither Acquiror nor Sub has:

          (a) suffered any Material Adverse Change;

          (b) suffered any damage, destruction or loss, whether covered by insurance or not, that has resulted, or could be reasonably expected to result, in a Material Adverse Effect on Acquiror or Sub;

          (c) except in the ordinary course of business consistent with past practice, granted or agreed to make any increase in the compensation payable or to become payable by Acquiror or Sub to their respective officers or employees;

          (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of the capital stock of Acquiror or Sub or declared any direct or indirect redemption, retirement, purchase or other acquisition by Acquiror or Sub of such shares;

          (e) issued any shares of capital stock of Acquiror or Sub or any warrants, rights, options or entered into any commitment relating to the shares of Acquiror or Sub, except for the issuance of shares of Acquiror capital stock pursuant to the exercise of Acquiror Options and Acquiror Warrants listed in the Acquiror Disclosure Schedule and the conversion of outstanding Acquiror Preferred Stock;

          (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates adopted therein, or made any material tax elections;

          (g) sold, leased, abandoned or otherwise disposed of any real property or any machinery, equipment or other operating property with an individual net book value in excess of $10,000;

          (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright) invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other intangible asset;

          (i) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind (except those permitted under Section 4.7);

          (j) made any capital expenditure or commitment individually in excess of $25,000 or in the aggregate in excess of $100,000;

          (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its Affiliates, officers, directors or shareholders or any affiliate or associate of any of the foregoing;

          (l) made any amendment to or terminated any agreement which, if not so amended or terminated, would be required to be disclosed on the Acquiror Disclosure Schedule; or

          (m) agreed to take any action described in this Section 4.8 or outside of its ordinary course of business or which would constitute a breach of any of the representations contained in this Agreement.

     Section 4.9  Title and Related Matters.  Acquiror and Sub have good and
                  -------------------------
valid title to all their properties, interests in properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except the lien of current taxes not yet due and payable and minor imperfections of and encumbrances on title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby. The equipment of Acquiror and Sub used in the operation of their businesses is, taken as a whole, (i) adequate for the business conducted by Acquiror or Sub, as the case may be, and (ii) in good operating condition and repair, ordinary wear and tear excepted.

All personal property leases to which Acquiror is a party are valid, binding, enforceable against Acquiror and in effect in accordance with their respective terms. To the knowledge of Acquiror, there is not under any of such leases any existing default or event of default or event which, with notice or lapse of time or both, would constitute a default. The Acquiror Disclosure Schedule contains a description of all items of personal property with an individual net book value in excess of $1,000 and real property leased or owned by Acquiror or Sub, describing their respective interests in said property. True and correct copies of Acquiror's real property and personal property leases have been provided to Acquiror or its representatives.

     Section 4.10  Proprietary Rights.
                   ------------------

          (a) Acquiror owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in the conduct of Acquiror's business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of Acquiror's World Wide Web sites (including www.worldres.com) or any product which has been or is being distributed or sold by Acquiror (collectively, including such Web sites, the "Acquiror Products"), free and clear of all liens, claims and encumbrances (including without limitation licensing and distribution rights) (all of which are referred to as "Acquiror Proprietary Rights"). All of Acquiror's patents, copyrights, trademarks, trade names or Internet domain name registrations related to or in the Acquiror Products are valid and in full force and effect; and consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. No claims have been asserted or threatened against Acquiror (and Acquiror is not aware of any claims which are likely to be asserted or threatened against Acquiror or which have been asserted or threatened against others relating to Acquiror Proprietary Rights or Acquiror Products) by any person challenging Acquiror's use, possession, manufacture, sale or distribution of Acquiror Products under any Acquiror Proprietary Rights (including, without limitation, the Acquiror Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Acquiror Third Party Licenses) or alleging a violation of any person's or entity's privacy, personal or confidentiality rights. Acquiror knows of no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by Acquiror of any of the Acquiror Products. To Acquiror's knowledge, none of the Acquiror Products nor the use or exploitation of any Acquiror Proprietary Rights in Acquiror's current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name, and Acquiror has not been sued or named in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition. For purposes of this Agreement, "Acquiror Third Party Licenses" shall mean all licenses and other agreements that Acquiror has with third parties relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that Acquiror is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in Acquiror Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the "Acquiror Third Party Technology").

          (b) Except as set forth in the Acquiror Disclosure Schedule, Acquiror has not, except in accordance with ordinary and customary industry practice, granted any third party any right to reproduce, distribute, market or exploit any of the Acquiror Products or any adaptations, translations, or derivative works based on the Acquiror Products or any portion thereof.

          (c) Acquiror has at all times used commercially reasonable efforts customary in its industry to treat the Acquiror Proprietary Rights related to Acquiror Products as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

          (d) To Acquiror's knowledge, no employee, contractor or consultant of Acquiror is in violation in any material respect of any term of any written employment contract, patent disclosure agreement or any other written contract or agreement relating to the relationship of any such employee, consultant or contractor with Acquiror or any other party because of the nature of the business conducted by Acquiror or proposed to be conducted by Acquiror.

          (e) No product liability or warranty claims have been communicated in writing to or, to the knowledge of Acquiror, threatened against Acquiror.

          (f) To Acquiror's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Acquiror Proprietary Rights by any third party, including any employee or former employee of Acquiror. Acquiror has not entered into any agreement to indemnify any other person against any charge of infringement of any Acquiror Proprietary Rights.

     Section 4.11  Employee Benefit Plans.
                   ----------------------

          (a) The Acquiror Disclosure Schedule lists, with respect to Acquiror and any trade or business (whether or not incorporated) which is treated as a single employer with Acquiror within the meaning of Section 414(b), (c), (m) or
(o) of the Code, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) each loan to a non-officer employee, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Acquiror and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, for the benefit of, or relating to, any present or former employee, consultant or director of Acquiror as to which (with respect to any of items (i) through (v) above) any potential liability is borne by Acquiror (together, the "Acquiror Employee Plans").

          (b) Acquiror has delivered to Target or its representatives, or will deliver to Target or its representatives prior to Closing, a copy of each of the Acquiror Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Acquiror Employee Plan which is subject to ERISA reporting requirements, provided copies of any Form 5500 reports filed for the last three plan years. Any Acquiror Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination. Acquiror has also furnished Target, or will furnish Target prior to Closing, with the most recent Internal Revenue Service determination letter issued with respect to each such Acquiror Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Acquiror Employee Plan subject to Code Section 401(a).

          (c) (i) None of the Acquiror Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Acquiror Employee Plan;
(iii) each Acquiror Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and Acquiror and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default, under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Acquiror Employee Plans; (iv) neither Acquiror nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Acquiror Employee Plans; (v) all contributions required to be made by Acquiror or any subsidiary or ERISA Affiliate to any Acquiror Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Acquiror Employee Plan for the current plan years; (vi) with respect to each Acquiror Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; and (vii) no Acquiror Employee Plan is covered by, and neither Acquiror nor any subsidiary or ERISA Affiliate has incurred or expects to incur any material liability under Title IV of ERISA or Section 412 of the Code. With respect to each Acquiror Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA,

Acquiror has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Acquiror Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Acquiror is threatened, against or with respect to any such Acquiror Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Acquiror nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multi-employer plan" as defined in Section 3(37) of ERISA.

          (d) With respect to each Acquiror Employee Plan, Acquiror has complied with (i) the applicable health care continuation and notice provisions of COBRA and the proposed regulations thereunder, (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, and
(iii) the applicable requirements of HIPAA and the temporary regulations thereunder.

          (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or other service provider of Acquiror or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or (iii) increase or accelerate any benefits or the amount of compensation due any such employee or service provider.

          (f) There has been no amendment to, written interpretation or announcement (whether or not written) by Acquiror or other ERISA Affiliate relating to, or change in participation or coverage under, any Acquiror Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the Acquiror Financial Statements.

     Section 4.12  Contracts.
                   ---------

          (a)  Except as set forth on the Acquiror Disclosure Schedule:

               (i) Neither Acquiror nor Sub has any agreements, contracts or commitments that provide for the sale, licensing or distribution by Acquiror or Sub of any Acquiror Products or Acquiror Proprietary Rights. Without limiting the foregoing, Acquiror has not granted to any third party (including, without limitation, OEM's and site-license customers) any rights to reproduce, manufacture or distribute any of the Acquiror Products, nor has Acquiror or Sub granted to any third party any exclusive rights of any kind (including, without limitation, exclusivity with regard to categories of advertisers on Acquiror's World Wide Web site, territorial exclusivity or exclusivity with respect to particular versions, implementations or translations of any of the Acquiror Products), nor has Acquiror or Sub granted any third party any right to market any of the Acquiror Products under any private label or OEM arrangements, nor has Acquiror or Sub granted any license of any Acquiror trademarks or servicemarks.

               (ii) Neither Acquiror nor Sub has any Acquiror Third Party Licenses except for shrink wrap licenses entered into in the ordinary course of business.

               (iii) Neither Acquiror nor Sub has any agreements, contracts or commitments that call for fixed and/or contingent payments or expenditures by or to Acquiror or Sub in excess of $10,000 (including, without limitation, any advertising or revenue sharing arrangement).

               (iv) Neither Acquiror nor Sub has any outstanding sales or advertising contract, commitment or proposal (including, without limitation, insertion orders, slotting agreements or other agreements under which Acquiror has allowed third parties to advertise on or otherwise be included in Acquiror's World Wide Web sites) that Acquiror currently expects to result in any loss to Acquiror or Sub upon completion or performance thereof.

               (v) Neither Acquiror nor Sub has any outstanding agreements, contracts or commitments with officers, employees, agents, independent contractors, consultants, advisors, salesmen, sales representatives, distributors or dealers that are not cancelable by Acquiror "at will" with less than 90 days' notice and without liability, penalty or premium, including, without limitation, severance or termination pay.

               (vi) Neither Acquiror nor Sub has any currently effective collective bargaining or union agreements, contracts or commitments.

               (vii) Neither Acquiror nor Sub is restricted by agreement from competing with any person or from carrying on its business anywhere in the world.

               (viii) Neither Acquiror nor Sub has guaranteed any obligations of other persons or made any agreements to acquire or guarantee any obligations of other persons.

               (ix) Neither Acquiror nor Sub has outstanding loans or advances to any person; nor are they a party to any line of credit, standby financing, revolving credit or other similar financing arrangement of any sort which would permit the borrowing by Acquiror or Sub of any sum.

               (x) Neither Acquiror nor Sub has any agreements pursuant to which Acquiror or Sub has agreed to manufacture for, supply to or distribute to any third party any Acquiror Products or Acquiror Components.

True and correct copies of each document or instrument listed on the Acquiror Disclosure Schedule pursuant to this Section 4.12(a) (the "Acquiror Material Contracts") have been provided to Acquiror or its representatives.

          (b) All of the Acquiror Material Contracts listed on the Acquiror Disclosure Schedule are valid, binding, in full force and effect, and enforceable by Acquiror or Sub, as the case may be, in accordance with their respective terms. No Acquiror Material Contract contains any liquidated damages, penalty or similar provision. To the knowledge of Acquiror and Sub, no party to any such Acquiror Material Contract intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

          (c) Neither Acquiror nor Sub is in default under or in breach or violation of, nor, to Acquiror's or Sub's knowledge, is there any valid basis for any claim of default by Acquiror or Sub under, or breach or violation by Acquiror or Sub of, any material provision of any Acquiror Material Contract.
To Acquiror's knowledge, no other party is in default under or in breach or violation of, nor is there any valid basis for any claim of default by any other party under or any breach or violation by any other party of, any Acquiror Material Contract.

          (d) Except as specifically indicated on the Acquiror Disclosure Schedule, none of the Acquiror Material Contracts, except in accordance with ordinary and customary industry practice, provides for indemnification by Acquiror or Sub of any third party. No claims have been made or threatened that would require indemnification by Acquiror or Sub, and neither Acquiror nor Sub have paid any amounts to indemnify any third party as a result of indemnification requirements of any kind.

     Section 4.13  Compliance with Law.  Acquiror and Sub and the operation of
                   -------------------
their businesses are in compliance in all material respects with all applicable laws and regulations material to the operation of their businesses. Neither Acquiror nor Sub nor, to Acquiror's or Sub's knowledge, any of its employees has directly or indirectly paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any finder, agent, government official or other party in the United States or any other country, that was or is in violation of any federal, state, or local statute or law or of any statute or law of any other country having jurisdiction. Neither Acquiror nor Sub has participated directly or indirectly in any boycotts or other similar practices affecting any of its customers. Acquiror and Sub have complied in all material respects at all times with any and all applicable federal, state and foreign laws, rules, regulations, proclamations and orders relating to the importation or exportation of its products except for such noncompliances as would not in the aggregate reasonably be expected to have a Material Adverse Effect.

     Section 4.14  Labor Difficulties; No Discrimination.
                   -------------------------------------

          (a) Neither Acquiror nor Sub is engaged in any unfair labor practice and is not in material violation of any applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours. There is no unfair labor practice complaint against Acquiror or Sub actually pending or, to the knowledge of Acquiror or Sub, threatened before the National Labor Relations Board. There is no strike, labor dispute, slowdown, or stoppage actually pending or, to the knowledge of Acquiror or Sub, threatened against Acquiror or Sub. To the knowledge of Acquiror and Sub, no union organizing activities are taking place with respect to the business of Acquiror or Sub. No grievance, nor any arbitration proceeding arising out of or under any collective bargaining agreement is pending and, to the knowledge of Acquiror and Sub, no claims therefor exist. No collective bargaining agreement that is binding on Acquiror or Sub restricts either of them from relocating or closing any of their operations. Neither Acquiror nor Sub has experienced any material work stoppage or other material labor difficulty.

          (b) There is and has not been any claim against Acquiror or Sub or their respective officers or employees, or to Acquiror's or Sub's knowledge, threatened against Acquiror or Sub or their respective officers or employees, based on actual or alleged race, age, sex, disability or other harassment or discrimination, or similar tortious conduct, or based on actual or alleged breach of contract with respect to any person's employment by Acquiror or Sub, nor, to the knowledge of Acquiror or Sub, is there any basis for any such claim.

          (c) There are no pending claims against Acquiror, Sub or any of their Subsidiaries under any workers compensation plan or policy or for long term disability. Neither Acquiror, Sub, nor any of their Subsidiaries has any material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Acquiror or Sub, threatened, between Acquiror or Sub and any of their respective employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Acquiror or Sub.

     Section 4.15  Trade Regulation.  All of the prices charged by Acquiror in
                   ----------------
connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or threatened in writing against Acquiror with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and to Acquiror's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

     Section 4.16  Litigation.  There is no private or governmental action,
                   ----------
suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or Sub, threatened against Acquiror or Sub or any of their respective properties or any of their respective officers or directors (in their capacities as such). There is no judgment, decree or order against Acquiror or Sub, or, to the knowledge of Acquiror and Sub, any of their respective directors or officers (in their capacities as such). To Acquiror's and Sub's knowledge, no circumstances exist that could reasonably be expected to result in a material claim against Acquiror or Sub as a result of the conduct of Acquiror's or Sub's business (including, without limitation, any claim of infringement of any intellectual property right).

     Section 4.17  Governmental Authorizations and Regulations.  Acquiror and
                   -------------------------------------------
Sub have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity
(i) pursuant to which Acquiror and Sub currently operate or hold any interest in any of their respective properties, or (ii) that is required for the operation of Acquiror's or Sub's business or the holding of any such interest, and all of such authorizations are in full force and effect, except when the failure to obtain such authorization could not be reasonably expected to have a Material Adverse Effect.

     Section 4.18  Subsidiaries.  Acquiror has one Subsidiary, Sub, and Sub has
                   ------------
no Subsidiaries. Neither Acquiror (except for Sub) nor Sub owns or controls (directly or indirectly) any capital stock, bonds or other securities of, and does not have any proprietary interest in, any other corporation, general or limited partnership, firm, association or business organization, entity or enterprise, and Acquiror does not control (directly or indirectly) the management or policies of any other corporation, partnership, firm, association or business organization, entity or enterprise.

     Section 4.19  Compliance with Environmental Requirements.  Acquiror and Sub
                   ------------------------------------------
are in compliance in all material respects with all terms and conditions of all permits, licenses and authorizations which are required under federal, state and local laws applicable to Acquiror and Sub and relating to pollution or protection of the environment, including laws or provisions relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials, substances, or wastes into air, surface water, groundwater, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials, substances, or wastes or which are intended to assure the safety of employees, workers or other persons, except where the failure to obtain such authorizations could not be reasonably expected to have a Material Adverse Effect on Acquiror or Sub. There are no conditions, circumstances, activities, practices, incidents, or actions known to Acquiror or Sub which could reasonably be expected to form the basis of any claim, action, suit, proceeding, hearing, or investigation of, by, against or relating to Acquiror or Sub, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic substance, material or waste.

     Section 4.20  Corporate Documents.  Acquiror and Sub have furnished to
                   -------------------
Target or its representatives, or will furnish Target or its representatives prior to Closing: (i) copies of their charters and Bylaws, as amended to date; and (ii) their minute books containing consents, actions, and meetings of the shareholders, the board of directors and any committees thereof. The corporate minute books and other corporate records of Acquiror and Sub are complete and accurate, and the signatures appearing on all documents contained therein are the true or facsimile signatures of the persons purporting to have signed the same.

     Section 4.21  No Brokers.  Neither Acquiror nor Sub nor, to Acquiror's or
                   ----------
Sub's knowledge, any Acquiror or Sub shareholder is obligated for the payment of fees or expenses of any broker or finder in connection with the origin, negotiation or execution of this Agreement or the other Transaction Documents or in connection with any transaction contemplated hereby or thereby.

     Section 4.22  Advertisers, Customers, Content Distributors and Suppliers.
                   ----------------------------------------------------------
As of the date hereof, no advertiser or other customer which individually accounted for more than 5% of Acquiror's gross revenues during the 12-month period preceding the date hereof, and no material content distributor or supplier of Acquiror, has canceled or otherwise terminated, or, to the knowledge of Acquiror, made any threat to Acquiror to cancel, materially limit or otherwise terminate its relationship with Acquiror, or has at any time on or after April 30, 1999, decreased materially its services or supplies to Acquiror in the case of any such supplier, or decreased materially the scope of its distribution of Acquiror's content in the case of any content distributor, or its usage of the services or products of Acquiror in the case of such customer, and to Acquiror's knowledge, no such supplier, content distributor or customer intends to cancel, materially limit or otherwise terminate its relationship with Acquiror or to decrease materially its services or supplies to Acquiror, its distribution of Acquiror's content or its usage of the services or products of Acquiror, as the case may be.

     Section 4.23  Acquiror Action.  The Board of Directors of Acquiror and Sub,
                   ---------------
by unanimous written consent or at a meeting duly called and held, has by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of Acquiror and Sub and their respective shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of California and Delaware Law, and (iii) directed that this Agreement and the Merger be submitted to Sub stockholders for their approval and resolved to recommend that Sub stockholders vote in favor of the approval of this Agreement and the Merger.

     Section 4.24  Interim Operations of Sub.  Sub was formed solely for the
                   -------------------------
purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

     Section 4.25  Disclosure.  No statements by Acquiror or Sub contained in
                   ----------
this Agreement, its exhibits and schedules nor in any of the certificates or documents, including any of the Transaction Documents, delivered or required to be delivered by Acquiror or Sub to Target under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. Acquiror and Sub have disclosed to Target all material information of which they are aware relating specifically to the operations and business of Acquiror and Sub as of the date of this Agreement or the transactions contemplated by this Agreement.

     Section 4.26  Insider Transactions.  The Acquiror Disclosure Schedule lists
                   --------------------
all agreements and arrangements currently in effect or entered into since the date of the Acquiror's Most Recent Balance Sheet, and currently proposed agreements and arrangements, by or between Acquiror or Sub, on the one hand, with or for the benefit of any current or former shareholder, officer, director or other Affiliate of the Acquiror or Sub, on the other hand. The Acquiror Disclosure Schedule lists all payments of any kind since January 1, 1998, from Acquiror or Sub, to or for the benefit of any current or former officer, director, shareholder or other Affiliate of Acquiror or Sub. All debts of any of Acquiror's or Sub's shareholders, officers, directors or their respective Affiliates owed or owing to the Acquiror or Sub are reflected on the Acquiror's Most Recent Balance Sheet.

     Section 4.27  Insurance.
                   ---------

          (a) Acquiror maintains insurance policies of a type and with limits (subject to reasonable deductibles) that are reasonable and customary for businesses in the Acquiror's industry.

          (b) With respect to each such insurance policy, (i) the policy is legal, valid, binding, enforceable and in full force and effect, and (ii) neither Acquiror, Sub nor, to the knowledge of Acquiror, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy.

                                   ARTICLE V

                        PRECLOSING COVENANTS OF TARGET
                        ------------------------------

     Section 5.1  Approval of Target Shareholders.  The information supplied by
                  -------------------------------
Target for inclusion in the information statement to be sent to the shareholders of Target in connection with the meeting of Target shareholders to consider the Merger (the "Target Shareholders Meeting") or in connection with any written consent of shareholders of Target (such information statement as amended or supplemented is referred to herein as the "Information Statement") shall not, on the date the Information Statement is first mailed to Target shareholders, at the time of the Target Shareholders Meeting, or written consent of shareholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror or Sub which is contained in any of the foregoing documents, whether such information is incorporated directly into the foregoing documents or forms the basis for information provided by Target.
Prior to the Closing Date and at the earliest practicable date following the date hereof, Target will solicit written consents from its shareholders seeking, or hold a Target Shareholders Meeting for the purpose of seeking, approval of this Agreement, the Merger and related matters, and any payments that would otherwise be treated as excess parachute payments under Section 280G of the Code. If Target holds a Target Shareholders Meeting, the Board of Directors of Target will solicit proxies from Target's shareholders to vote such shareholders' shares at the Target Shareholders Meeting. In soliciting such written consent or proxies, the Board of Directors of Target will (subject to satisfying its fiduciary obligations to the shareholders of Target) recommend to the shareholders of Target that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the shareholders of Target entitled to vote on or consent to this Agreement and the Merger in accordance with Texas Law and Target's Articles of Incorporation and Bylaws. Target will prepare as soon as reasonably practicable the Information Statement in form and substance reasonably acceptable to Acquiror, with respect to the solicitation of written consents and/or proxies from the shareholders of Target to approve this Agreement, the Merger and related matters. The Information Statement shall be in such form and contain such information that the Acquiror believes meets the requirements of Section 4(2) and/or Regulation D under the

Securities Act in connection with the issuance of shares of Acquiror Common Stock in the Merger and that Acquiror believes will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. The Information Statement shall include as an attachment an Investor Representation Statement, in substantially the form attached hereto as Exhibit F (an "Investor Representation Statement"), to be
                   ---------
completed by each shareholder of Target and delivered to Acquiror for purposes of confirming the availability of an exemption from registration under the Securities Act for the issuance by Acquiror of shares of Acquiror Common Stock in the Merger. As soon as practicable after the execution of this Agreement, Target will distribute the Information Statement to the shareholders of Target. Whenever any event occurs which should be set forth in an amendment or supplement to the Information Statement, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement. The Information Statement will include the recommendation of the Board of Directors of Target in favor of adoption and approval of this Agreement and approval of the Merger.

     Section 5.2  Notification of Changes.  Target shall, after determining that
                  -----------------------
any fact, circumstance, situation or development causes any of the representations and warranties set forth in this Agreement to be false, deliver to Acquiror, as soon as reasonably practicable after determination thereof, written amendments to the Target Disclosure Schedule disclosing the same. Upon receipt of any one or more such supplements, Acquiror must either (i) within ten
(10) days following receipt thereof, terminate this Agreement or (ii) complete the Closing, with aforesaid Target Disclosure Schedule as supplemented, whereupon this Agreement shall automatically be deemed to be properly supplemented and therefore not breached by any such fact, circumstance, situation or development or correction disclosed thereby.

     Section 5.3  Operation of Business.  During the period from the date of
                  ---------------------
this Agreement and continuing until the earlier of the termination of the Agreement or the Effective Time, Target agrees (except to the extent that Acquiror shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, to the end that its goodwill and ongoing businesses would be unimpaired at the Effective Time. Target shall promptly notify Acquiror of any event or occurrence not in the ordinary course of business of Target. Except as expressly contemplated by this Agreement, Target shall not, without the prior written consent of Acquiror:

          (a) accelerate, amend or change the period of exercisability or the vesting schedule of restricted stock granted under any employee stock plan or agreements or authorize cash payments in exchange for any options granted under any of such plans except as specifically required by the terms of such plans or any related agreements or any such agreements in effect as of the date of this Agreement and disclosed in the Target Disclosure Schedule;

          (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of such party, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (c) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Target Common Stock issuable upon conversion of Target Debt which is outstanding on the date of this Agreement pursuant to terms acceptable to Acquiror, (ii) the repurchase of shares of Common Stock from terminated employees pursuant to the terms of outstanding stock restriction or similar agreements, and (iii) up to an aggregate of 2,000 shares of Target Common Stock issuable to Bernard David at the rate of 226 shares per month for services rendered as a director of Target.

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets;

          (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Target, except in the ordinary course of business;

          (f) (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for non-material increases in salary or wages of non-officer employees in accordance with past practices,
(ii) except as set forth on Schedule 5.3, grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable;

          (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others;

          (i) amend or propose to amend its Articles of Incorporation or Bylaws;

          (j) incur or commit to incur any capital expenditures in excess of $25,000 in the aggregate or in excess of $10,000 as to any individual matter;

          (k) lease, license, sell, transfer or encumber or permit to be encumbered any asset, Target Proprietary Right or other property associated with the business of Target (including sales or transfers to Affiliates of Target);

          (l) enter into any lease or contract for the purchase or sale of any property, real or personal except in the ordinary course of business;

          (m) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained up to the date of this Agreement, subject only to ordinary wear and tear;

          (n) change accounting methods except as required by generally accepted accounting principles or applicable law;

          (o) amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

          (p) loan any amount to any person or entity, or guaranty or act as a surety for any obligation;

          (q) waive or release any material right or claim, except in the ordinary course of business;

          (r) cease to qualify as an S corporation for federal and all applicable state income tax purposes or make or change any Tax or accounting election, change any annual accounting period, adopt or change any accounting method, file any amended Return, enter into any closing agreement, settle any Tax claim or assessment relating to Target, surrender any right to claim refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Target, or take any other action or omit to take any action, if any such action or omission would have the effect of increasing the Tax liability of Target or Acquiror;

          (s) take any action or fail to take any action that would cause there to be a Material Adverse Change with respect to Target;

          (t) enter into any agreement in which the obligation of Target exceeds $10,000 or shall not terminate or be subject to termination for convenience within 90 days following execution;

          (u) enter into any agreement not in the ordinary course of business (including without limitation any material licenses to information or databases, any OEM agreements, any exclusive agreements of any kind, or any agreements providing for obligations that would extend beyond six months of the date of this Agreement); or

          (v) take, or agree in writing or otherwise to take, any of the actions described in Sections (a) through (u) above, or any action which is reasonably likely to make any of Target's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

Notwithstanding any of the foregoing, in the event the Closing does not occur by August 1, 1999, Target and Acquiror shall negotiate a new budget relating to interim operation of Target and specific actions that may need to be taken by Target mutually acceptable to both parties.

     Section 5.4  Access to Information.  Until the Closing, Target shall allow
                  ---------------------
Acquiror and its agents reasonable free access during normal business hours upon reasonable notice to its files, books, records, and offices, including, without limitation, any and all information relating to taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Target shall cause its accountants to cooperate with Acquiror and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

     Section 5.5  Satisfaction of Conditions Precedent.  Target will use its
                  ------------------------------------
reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.2, and Target will use its reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated by this Agreement. Target shall use its best efforts to obtain any and all consents necessary with respect to those Material Contracts listed on Schedule
5.5 of the Target Disclosure Schedule in connection with the Merger (the "Material Consents").

     Section 5.6  Proprietary Information and Invention Assignment Agreements.
                  -----------------------------------------------------------
Target shall use its best efforts to have each person presently employed by Target (including consultants and independent contractors, if any) to execute, in a form reasonably acceptable to Acquiror, a proprietary information and invention assignment agreement and/or a confidentiality and non-disclosure agreement prior to Closing.

     Section 5.7  Other Negotiations.
                  ------------------

          (a) Target will not (and it will not permit any of its officers, directors, employees, agents and Affiliates on its behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Acquiror) regarding any acquisition of Target, any merger or consolidation with or involving Target, or any acquisition of any material portion of the stock or assets of Target or any material license of Target Proprietary Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Acquiror; provided,
                                                                --------
however, that Target may respond to unsolicited proposals or offers if the Board
-------
of Directors of Target concludes in good faith, after consultation with its outside legal counsel, that such response is required in order for the Board of Directors of Target to comply with its fiduciary obligations to Target's shareholders under applicable law.

          (b) If between the date of this Agreement and the termination of this Agreement pursuant to Section 9.1, Target receives from a third party any offer or indication of interest regarding any Acquisition Transaction, or any request for information regarding any Acquisition Transaction, Target shall (i) notify Acquiror immediately (orally and in writing) of such offer, indication of interest or request, including the identity of such party and the full terms of any proposal therein, and (ii) notify such third party of Target's obligations under this Agreement.

                                  ARTICLE VI

              PRECLOSING AND OTHER COVENANTS OF ACQUIROR AND SUB
              --------------------------------------------------

     Section 6.1  Notification of Changes.  Acquiror shall, after determining
                  -----------------------
that any fact, circumstance, situation or development causes any of its or Sub's representations and warranties set forth in this Agreement to be false, deliver to Target, as soon as reasonably practicable after determination thereof, written amendments to the Acquiror Disclosure Schedule disclosing the same.
Upon receipt of any one or more such supplements, Target must either (i) within ten (10) days following receipt thereof, terminate this Agreement or (ii) complete the Closing, with aforesaid Acquiror Disclosure Schedule as supplemented, whereupon this Agreement shall automatically be deemed to be properly supplemented and therefore not breached by any such fact, circumstance, situation or development or correction disclosed thereby.

     Section 6.2  Reservation of Acquiror Common Stock.  Acquiror shall reserve
                  ------------------------------------
for issuance, out of its authorized but unissued capital stock, the maximum number of shares of Acquiror Common Stock as may be issuable upon consummation of the Merger.

     Section 6.3  Satisfaction of Conditions Precedent.  Acquiror and Sub will
                  ------------------------------------
use their reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Sections 8.1 and 8.3, and Acquiror and Sub will use their reasonable best efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties which may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     Section 6.4  Certain Employee Benefit Matters.  From and after the
                  --------------------------------
Effective Time, employees of Target at the Effective Time will be provided with employee benefits by the Surviving Corporation or Acquiror which in the aggregate are no less favorable to such employees than those provided from time to time by Acquiror to similarly situated employees. If any employee of Target becomes a participant in any employee benefit plan, program, policy or arrangement of Acquiror, such employee shall be given credit for all service prior to the Effective Time with Target to the extent permissible under such plan, program, policy or arrangement (except that no such credit shall be given for purposes of determining the vesting of any options, stock purchase rights, or other rights granted to such employee under Acquiror's equity incentive plans or programs).

     Section 6.5  Director and Officer Liability.  For five (5) years after the
                  ------------------------------
Effective Time, Acquiror will cause the Surviving Corporation to indemnify and hold harmless the present and former officers, directors, employees and agents of Target (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Target's Articles of Incorporation and Bylaws in effect on the date hereof; provided, that such
                                                          --------
indemnification shall be subject to any limitation imposed from time to time under applicable law.

     Section 6.6  Change of Control of Acquiror.  Until the earlier of Closing
                  -----------------------------
or termination of this Agreement pursuant to Section 9.1, Acquiror shall not, without the prior written consent of the holders of a majority of Target Common Stock, sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Acquiror is disposed of, provided that this Section
                                                      --------
6.6 shall not apply to a merger effected solely for the purpose of changing the domicile of Acquiror.

     Section 6.7  Access to Information.  Until the Closing, Acquiror and Sub
                  ---------------------
shall allow Target and its agents reasonable free access during normal business hours upon reasonable notice to its files, books, records, and offices, including, without limitation, any and all information relating to Taxes, commitments, contracts, leases, licenses, and personal property and financial condition. Until the Closing, Acquiror and Sub shall cause its accountants to cooperate with Target and its agents in making available all financial information requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or its exhibits and schedules. All such access shall be subject to the terms of the Confidentiality Agreement (as defined in Section 7.1).

     Section 6.8  Assumption of Guarantees.  Prior to Closing, the Acquiror
                  ------------------------
shall assume all obligations and liabilities arising pursuant to guarantees set forth on Schedule 6.8, which have been executed for the benefit of Target.

                                  ARTICLE VII

                               OTHER AGREEMENTS
                               ----------------

     Section 7.1  Confidentiality.  Each party acknowledges that Acquiror and
                  ---------------
Target have previously executed a Mutual Non-Disclosure Agreement (the "Confidentiality Agreement"), which agreement shall continue in full force and effect in accordance with its terms.

     Section 7.2  Regulatory Filings; Consents; Reasonable Efforts.  Subject to
                  ------------------------------------------------
the terms and conditions of this Agreement, Target and Acquiror shall use their respective reasonable good faith efforts to (i) make all necessary filings with respect to the Merger and this Agreement under applicable blue sky or similar securities laws and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith;
(ii) make merger notification or other appropriate filings with federal, state or local governmental bodies or applicable foreign governmental agencies and obtain required approvals and clearances with respect thereto and supply all additional information requested in connection therewith; (iii) obtain all consents, waivers, approvals, authorizations and orders required in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger; and (iv) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable.

     Section 7.3  Further Assurances.  Prior to and following the Closing, each
                  ------------------
party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 7.4  Escrow Agreement.  On or before the Effective Time, Acquiror
                  ----------------
shall, and the parties hereto shall exercise their reasonable good faith efforts to cause the Escrow Agent (as defined in Section 10.2) and the Shareholders' Agent (as defined in Section 10.9), to enter into an Escrow Agreement substantially in the form attached hereto as Exhibit E.
                                             ---------

     Section 7.5  FIRPTA.  Target shall, prior to the Closing Date, provide
                  ------
Acquiror with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of Target do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such FIRPTA Notification Letter, Target shall provide to Acquiror, as agent for Target, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Acquiror to deliver such notice form to the Internal Revenue Service on behalf of Target upon the Closing of the Merger.

     Section 7.6  Blue Sky Laws.  Acquiror shall take such steps as may be
                  -------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its reasonable good faith efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

     Section 7.7  Other Filings.  As promptly as practicable after the date of
                  -------------
this Agreement, Target and Acquiror will prepare and file any other filings required under the Securities Act or any other Federal, foreign or state securities or blue sky laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). The Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Other Filings, Target or Acquiror, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to shareholders of Target, such amendment or supplement.

     Section 7.8  Continuity of Business Enterprise.  Acquiror will continue the
                  ---------------------------------
historic business line of Target, or use at least a significant portion of Target's historic business assets in a business, in each case within the meaning of Treasury Regulation (S) 1.368-1(d).

                                 ARTICLE VIII

                             CONDITIONS TO MERGER
                             --------------------

     Section 8.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a)  Shareholder Approval.  The shareholders of each of Target and
               --------------------
Acquiror entitled to vote on or consent to this Agreement and the Merger shall have approved this Agreement and the Merger.

          (b)  Approvals.  Other than the filings provided for by Section 1.1,
               ---------
all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity shall have been filed, occurred or been obtained, including, without limitation, any antitrust clearances, if any.

          (c)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting the conduct or operation of the business of Target by Acquiror after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

     Section 8.2  Additional Conditions to Obligations of Acquiror and Sub.  The
                  --------------------------------------------------------
obligations of Acquiror and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Acquiror and Sub:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Target set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for changes contemplated by this Agreement; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

          (b)  Performance of Obligations of Target.  Target shall have
               ------------------------------------
performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Acquiror shall have received a certificate signed on behalf of Target by the chief executive officer and the chief financial officer of Target to such effect.

          (c)  Audited Financial Statements.  Acquiror shall have received
               ----------------------------
Target's final, unaudited balance sheet as of April 30, 1999, and the related statements of operations for the four-month period then-ended and Target's final, audited balance sheets as of December 31, 1998, and the related audited statements of operations, shareholders' equity and cash flows for the fiscal years ended December 31, 1996, 1997, and 1998, respectively, none of which shall materially differ from the Target Financial Statements delivered to Acquiror pursuant to Section 3.4(a).

          (d)  Blue Sky Laws.  Acquiror shall have received all state securities
               -------------
or "Blue Sky" permits and other authorizations necessary to issue shares of Acquiror Common Stock pursuant to the Merger.

          (e)  Dissenting Shareholders.  Holders of not more than five percent
               -----------------------
(5%) of Target's issued and outstanding capital stock as of the Closing shall have elected to exercise dissenter's rights under Texas Law as to such shares.

          (f)  Escrow Agreement.  The Escrow Agent and Shareholders' Agent shall
               ----------------
have executed and delivered to Acquiror the Escrow Agreement and such agreement shall remain in full force and effect.

          (g)  Ancillary Agreements.  Each of the Voting Agreements,
               --------------------
Shareholders Agreements, Stock Restriction Agreements and Noncompetition Agreements shall have been executed and delivered concurrently with the execution of this Agreement and shall remain in full force and effect.

          (h)  Target Debt.  All outstanding Target Debt shall have been
               -----------
converted into Target Common Stock effective prior to the Effective Time.

          (i)  Opinion of Target's Counsel.  Acquiror shall have received an
               ---------------------------
opinion dated the Closing Date of Hogan & Hartson L.L.P., counsel to Target, in a form reasonably acceptable to Acquiror.

          (j)  Approvals.  All authorizations, consents (including the Material
               ---------
Consents), or approvals of, or notifications to any third party, required by Target's contracts, agreements or other obligations in connection with the consummation of the Merger shall have occurred or been obtained.

          (k)  Board Resignations.  Target shall have received written letters
               ------------------
of resignation from the Target Board of Directors from each of the current members of such Board, in each case effective at the Effective Time.

          (l)  No Material Adverse Change.  Target shall not have suffered any
               --------------------------
Material Adverse Change since the date of this Agreement.

     Section 8.3  Additional Conditions to Obligations of Target.  The
                  ----------------------------------------------
obligation of Target to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Target:

          (a)  Representations and Warranties.  The representations and
               ------------------------------
warranties of Acquiror and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Target shall have received a certificate signed on behalf of Acquiror by the chief executive officer and the chief financial officer of Acquiror to such effect.

          (b)  Performance of Obligations of Acquiror and Sub.  Acquiror and Sub
               ----------------------------------------------
shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Target shall have received a certificate signed on behalf of Acquiror by the chief executive officer and the chief financial officer of Acquiror to such effect.

          (c)  Opinion of Acquiror's Counsel.  Target shall have received an
               -----------------------------
opinion dated the Closing Date of Venture Law Group, A Professional Corporation, counsel to Acquiror, in a form reasonably acceptable to Target.

          (d)  Audited Financial Statements.  Target shall have received
               ----------------------------
Acquiror's final, unaudited balance sheet as of April 30, 1999, and the related statements of operations for the seven-month period then-ended and Target's final, audited balance sheets as of September 30, 1998, and the related audited statements of operations, shareholders' equity and cash flows for the fiscal year ended September 30, 1998, respectively, none of which shall materially differ from the Acquiror Financial Statements delivered to Target pursuant to
Section 4.6(a).

          (e)  No Material Adverse Change.  Acquiror shall not have suffered any
               --------------------------
Material Adverse Change since the date of this Agreement.

                                  ARTICLE IX

                           TERMINATION AND AMENDMENT
                           -------------------------

     Section 9.1  Termination.  This Agreement may be terminated at any time
                  -----------
prior to the Effective Time:

          (a)  by mutual written consent of Acquiror and Target;

          (b) by either Acquiror or Target, by giving written notice to the other party, if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if such party relying on such order, decree or ruling or other action shall not have complied with its respective obligations under Sections 5.5 or 6.3 of this Agreement, as the case may be;

          (c) by Acquiror or Target, by giving written notice to the other party, if the other party is in material breach of any representation, warranty, or covenant of such other party contained in this Agreement, which breach shall not have been cured, if subject to cure, within 10 business days following receipt by the breaching party of written notice of such breach by the other party;

          (d) by Acquiror, by giving written notice to Target, if the Closing shall not have occurred on or before August 15, 1999, by reason of the failure of any condition precedent under Section 8.1 or 8.2 (unless the failure results primarily from a breach by Acquiror of any representation, warranty, or covenant of Acquiror contained in this Agreement or Acquiror's failure to fulfill a condition precedent to closing or other default);

          (e) by Target, by giving written notice to Acquiror, if the Closing shall not have occurred on or before August 15, 1999, by reason of the failure of any condition precedent under Section 8.1 or 8.3 (unless the failure results primarily from a breach by Target of any representation, warranty, or covenant of Target contained in this Agreement or Target's failure to fulfill a condition precedent to closing or other default); or

          (f) by Acquiror, by giving written notice to Target, if the required approvals of the shareholders of Target contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of shareholders, duly convened therefor or at any adjournment thereof.

          (g) by Target, by giving written notice to Acquiror, if the required approvals of the shareholders of Acquiror contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required consents or votes upon a vote taken by written consent or at a meeting of shareholders, duly convened therefor or at any adjournment thereof.

     Section 9.2  Effect of Termination.  In the event of termination of this
                  ---------------------
Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Acquiror, Target, Sub or their respective officers, directors, shareholders or Affiliates, except as set forth in Section 9.2, 9.3, 11.2, 11.3 and 11.6 and further except to the extent that such termination results from the willful breach by any such party of any of its representations, warranties or covenants set forth in this Agreement.

     Section 9.3   Fees and Expenses.
                   -----------------

          (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Target has submitted a budget to Acquiror for completion of the Merger. Target shall use its best efforts to consummate the Merger within such budget and shall not enter into any agreement inconsistent with such budget.

          (b) If the Merger is consummated, all legal, accounting, investment banking, broker's and finder's fees and expenses incurred by Target or its shareholders in connection with the Merger shall be deemed expenses of the shareholders of Target to the extent such fees and expenses exceed $100,000 and any amounts expended in excess of $100,000 shall be borne by the shareholders of Target to such extent and will not become obligations of Target. Target will make arrangements for the payments of such fees acceptable to Acquiror. Any such fees and expenses in excess of $100,000 incurred by Target shall be recoverable from the Escrow Fund (as defined in Section 10.2) as Damages (as defined in Section 10.1) without regard to the damage threshold as contemplated by Section 10.3.

                                   ARTICLE X

                          ESCROW AND INDEMNIFICATION
                          --------------------------

     Section 10.1  Indemnification.
                   ---------------

          (a) From and after the Effective Time and subject to the limitations contained in Section 10.2, the Former Target Shareholders will, severally and pro rata, in accordance with their Pro Rata Portion, indemnify and hold Acquiror harmless against any loss, expense, liability or other damage, including attorneys' fees, to the extent of the amount of such loss, expense, liability or other damage (collectively "Damages") that Acquiror has incurred by reason of the breach or alleged breach by Target of any representation, warranty, covenant or agreement of Target contained in this Agreement that occurs or becomes known to Acquiror during the Escrow Period (as defined in Section 10.4 below). Acquiror, Target and Sub acknowledge and agree, and the Former Target Shareholders, by their approval of this Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this Article X shall be the sole and exclusive remedy for any such claim of breach by Target, except for Damages based upon a claim of fraud.

          (b) From and after the Effective Time and subject to the limitations contained in Section 10.2, the Acquiror will indemnify and hold Former Target Shareholders harmless against any Damages that Former Target Shareholders have incurred by reason of the breach or alleged breach by Acquiror or Sub of any representation, warranty, covenant or agreement of Acquiror or Sub contained in this Agreement that occurs or becomes known to Former Target Shareholders during the Escrow Period (as defined in Section 10.4 below); provided, however, that such indemnification shall be capped at
        --------  -------
$1,000,000, and shall, at Acquiror's sole election, be payable in cash or Acquiror Common Stock; provided, further, that if Acquiror elects to pay any
                       --------  -------
Damages in Acquiror Common Stock, then the number of shares issuable to Former Target Shareholders pursuant to such claim shall be determined by dividing (x) the dollar amount of the claim by (y) the fair market value of one share of Acquiror Common Stock as determined by the good faith estimate and unanimous consent of the non-employee directors on Acquiror's Board of Directors, which determination of fair market value shall be final; provided, further, that if
                                                   --------  -------
Acquiror elects to pay any Damages in Acquiror Common Stock at a time when Acquiror's Common Stock is listed on the Nasdaq National Market or similar national exchange, then the fair market value of one share of Acquiror Common Stock shall be the average closing price of Acquiror Common Stock for the five consecutive trading days preceding the date of payment. Acquiror, Target and Sub acknowledge and agree, and Former Target Shareholders, by their approval of this Agreement, agree that notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document, such indemnification under this
Article X shall be the sole and exclusive post-Closing remedy for any such claim of breach by Acquiror or Sub, except for Damages based upon a claim of fraud.

     Section 10.2  Claims for Damages.
                   ------------------

          (a) As security and the sole and exclusive recourse for the indemnities in Section 10.1(a), as soon as practicable after the Effective Time, the Escrow Shares shall be deposited with U.S. Bank Trust, National Association (or such other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund (the "Escrow Fund") and to be governed by the terms set forth in this Article X and in the Escrow Agreement. Notwithstanding the foregoing or anything to the contrary contained in this Agreement or in any Transaction Document, the indemnification obligations of the Former Target Shareholders pursuant to this Article X or otherwise shall be limited to the amount and assets deposited and present in the Escrow Fund and Acquiror shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against the Former Target Shareholders directly or personally, and the sole recourse of Acquiror shall be to make claims against the Escrow Fund in accordance with the terms of the Escrow Agreement.

          (b) Notwithstanding anything to the contrary contained in this Agreement or in any Transaction Document, the indemnification obligations of Acquiror pursuant to this Article X or otherwise shall be limited to $1,000,000, and Former Target Shareholders shall not be entitled to pursue any claims for indemnification under this Article X or otherwise against Acquiror in excess of such amount or against Acquiror's officers or directors, either personally or in their capacities as officers or directors, and the sole recourse of Former Target Shareholders shall be to make claims, acting through the Shareholders' Agent (as defined in Section 10.9 below), in accordance with the procedures contained in Section 10.5(b).

     Section 10.3  Damage Threshold.
                   ----------------

          (a) Notwithstanding the foregoing, the Former Target Shareholders shall have no liability under Section 10.1(a) and Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 10.5 below) for an aggregate amount of Acquiror's Damages in excess of $100,000 has been delivered to the Shareholders' Agent and to the Escrow Agent; provided, however, that after an Officer's
                               --------  -------
Certificate or Certificates for an aggregate of $100,000 in Damages has been delivered, Acquiror shall be entitled to receive Escrow Shares equal in value to the full amount of Damages identified in such Officer's Certificate or Certificates.

          (b) Notwithstanding the foregoing, Acquiror shall have no liability under Section 10.1(b) and the Former Target Shareholders may not receive any Damages unless and until an Agent's Certificate or Certificates for an aggregate amount of Former Target Shareholders' Damages in excess of $100,000 has been delivered to Acquiror; provided, however, that after an Agent's Certificate or
                       --------  -------
Certificates for an aggregate of $100,000 in Damages has been delivered, the Former Target Shareholders shall be entitled to receive cash or Acquiror Common Stock, in accordance with Section 10.1(b), equal in value to the full amount of Damages identified in such Agent's Certificate or Certificates.

     Section 10.4  Indemnification Term.  The Escrow Fund and Acquiror's
                   --------------------
obligation to indemnify the Former Target Shareholders shall terminate upon the first anniversary date of the Closing Date (the period from the Closing Date to such date referred to as the "Escrow Period"), provided, however, that the
                                               --------  -------
number of Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Shareholders' Agent and the subsequent resolution of the matter in the manner provided in Section 10.8, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent and the Shareholders' Agent prior to termination of the Escrow Period with respect to Damages incurred or litigation pending prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been finally resolved.

     Section 10.5  Payment of Claims.
                   -----------------

          (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any appropriately authorized officer of Acquiror (an "Officer's Certificate"):

               (i) Stating the aggregate amount of Acquiror's Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

               (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Escrow Agent shall, subject to the provisions of Sections 10.3 and 10.8 hereof and of the Escrow Agreement, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Escrow Shares having a value equal to such Damages all in accordance with the Escrow Agreement and Section 10.6 below. Amounts paid or distributed from the Escrow Fund shall be paid or distributed pro rata among the Holders (as defined in the Escrow Agreement) based upon their respective percentage interests therein at the time.

          (b) Upon receipt by the Acquiror on or before the last day of the Escrow Period of a certificate signed by the Shareholders' Agent (an "Agent's Certificate"):

               (i) Stating the aggregate amount of Former Target Shareholders' Damages or an estimate thereof, in each case to the extent known or determinable at such time; and

               (ii) Specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, the Acquiror shall, subject to the provisions of Sections 10.3 and 10.8 hereof, deliver to the Former Target Shareholders, as promptly as practicable, cash or Acquiror Common Stock, as the case may be, having a value equal to such Damages all in accordance with Sections 10.1(b). Amounts paid or distributed shall be paid or distributed pro rata among the Former Target Shareholders based upon their respective percentage interests therein at the time.

     Section 10.6  Valuation.  For the purpose of compensating Acquiror for its
                   ---------
Damages pursuant to this Agreement, the value per share of the Escrow Shares which shall be released to Acquiror in respect of a claim for Damages shall be the fair market value of one share of Acquiror Common Stock as determined by the good faith estimate and unanimous consent of the non-employee directors on Acquiror's Board of Directors, which determination of fair market value shall be final; provided, however, that if such determination is made at a time when
       --------  -------
Acquiror's Common Stock is listed on the Nasdaq National Market or similar national exchange, then the fair market value of one share of Acquiror Common Stock shall be the average closing price of Acquiror Common Stock for the five consecutive trading days preceding the date of payment.

     Section 10.7  Objections to Claims.
                   --------------------

          (a) At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (as defined in Section 10.9 below) and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares pursuant to Section 10.4 unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares in the Escrow Fund in accordance with
Section 10.4, provided that no such delivery may be made if the Shareholders'
              --------
Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such thirty (30) day period.

          (b) For a period of thirty (30) days after delivery of any Agent's Certificate to the Acquiror, Acquiror shall have the right to object to the claim made in the Agent's Certificate, provided that such objection is in writing and is delivered to the Shareholders' Agent prior to the expiration of such thirty (30) day period.

     Section 10.8  Resolution of Conflicts.
                   -----------------------

          (a) In case the Shareholders' Agent shall object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow Fund in accordance with the terms of the memorandum.

          (b) In case Acquiror shall object in writing to any claim or claims by Former Target Shareholders made in any Agent's Certificate, the Shareholders' Agent shall have thirty (30) days to respond in a written statement to the objection of Acquiror. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Acquiror shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

     Section 10.9  Shareholders' Agent.
                   -------------------

          (a) Eric Goldreyer shall be constituted and appointed as agent (the "Shareholders' Agent") for and on behalf of the Former Target Shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Shares from time to time upon not less than ten (10) days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Former Target Shareholders.

          (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Shareholders shall severally and pro rata, in accordance with their Pro Rata Portion, indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder under this Agreement or the Escrow Agreement.

          (c) The Shareholders' Agent shall have reasonable access to information about Target and Acquiror and the reasonable assistance of Target's and Acquiror's officers and employees for purposes of performing his duties and exercising his rights under this Article X, provided that the Shareholders'
                                            --------
Agent shall treat confidentially and not disclose any nonpublic information from or about Target or Acquiror to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

     Section 10.10  Actions of the Shareholders' Agent.  A decision, act,
                    ----------------------------------
consent or instruction of the Shareholders' Agent shall constitute a decision of all of the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Former Target Shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Former Target Shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

     Section 10.11  Third-Party Claims.  In the event Acquiror becomes aware of
                    ------------------
a third-party claim which Acquiror believes may result in a demand against the Escrow Fund, Acquiror shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Former Target Shareholders for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement
                --------  -------
of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement in the amount agreed to.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     Section 11.1   Survival of Representations, Warranties and Covenants.  All
                    -----------------------------------------------------
representations, warranties, covenants and agreements of Target contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Acquiror or the Shareholders' Agent until the end of the Escrow Period. If Escrow Shares or other assets are retained in the Escrow Fund beyond expiration of the period specified in the Escrow Agreement, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of the claim to which such retained Escrow Shares or other assets relate. All representations, warranties, covenants and agreements of Acquiror and Sub contained in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of Target until the end Escrow Period; provided that the covenants and agreements contained in
                   --------
Section 9.3 shall survive the Closing and shall continue in full force and effect. Notwithstanding anything to the contrary contained in this Agreement, all representations and warranties of Target and Acquiror relating to Taxes and all representations and warranties made by Target in Section 3.2 shall survive for a period of two (2) years from the Closing Date.

     Section 11.2  Notices.  All notices and other communications hereunder
                   -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or two business days after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       (a)      if to Acquiror or Sub:
                WorldRes, Inc.
                66 Bovet, Suite 100
                San Mateo, CA 94402
                Attention: Gregory A. Jones
                Fax No: (650) 372-1701
                Telephone No: (650) 372-1700

          with a copy at the same address to the attention of the General Counsel and Secretary and with a copy to:

                Venture Law Group
                A Professional Corporation
                2775 Sand Hill Road
                Menlo Park, California 94025
                Attention: Joshua L. Green
                Fax No: (650) 233-8386
                Telephone No: (650) 854-4488

       (b)      if to Target, to:

                Goldreyer Incorporated
                13949 W. Colfax Ave., Suite 140
                Golden, Colorado 80401-3209
                Attention: President
                Fax No: (303) 274-2900
                Telephone No: (303) 274-3465
          with a copy to:

                Hogan & Hartson L.L.P.
                One Tabor Center
                Suite 1500
                1200 17th Street
                Denver, CO 80202
                Attention: Steven A. Cohen
                Fax No: (303) 899-7333
                Telephone No: (303) 899-7324

     Section 11.3  Interpretation.  When a reference is made in this Agreement
                   --------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." Whenever the words "to the knowledge of Target" or "known to Target" or similar phrases are used in this Agreement, they mean to the actual knowledge, after reasonable inquiry, of Eric Goldreyer, David Hansen, Brian Ball, and Bernard David.

     Section 11.4  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 11.5  Entire Agreement; No Third Party Beneficiaries.  This
                   ----------------------------------------------
Agreement (including the documents and the instruments referred to herein), the Confidentiality Agreement, and the Transaction Documents (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the parties hereto (including without limitation any Target employees) any rights or remedies hereunder.

     Section 11.6  Governing Law.  This Agreement shall be governed and
                   -------------
construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

     Section 11.7  Assignment.  Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 11.8  Amendment.  This Agreement may be amended by the parties
                   ---------
hereto, at any time before or after approval of matters presented in connection with the Merger by the shareholders of Target, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 11.9   Extension; Waiver.  At any time prior to the Effective Time,
                    -----------------
the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or the other acts of the other parties hereto, (ii) waive any inaccuracies in the representations or warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

     Section 11.10  Specific Performance.  The parties hereto agree that
                    --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.


                           [Signature Page Follows]

     IN WITNESS WHEREOF, Acquiror, Sub and Target have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   WORLDRES, INC.


                                   By:    /s/ Scott Potter
                                      -------------------------------

                                   Name:  Scott Potter
                                        -----------------------------

                                   Title:  Executive Vice President
                                         ----------------------------



                                   B&B ACQUISITION CORPORATION


                                   By:  /s/ Scott Potter
                                      -------------------------------

                                   Name:  Scott Potter
                                        -----------------------------

                                   Title:  Executive Vice President
                                         ----------------------------



                                   GOLDREYER INCORPORATED


                                   By: ______________________________

                                   Title: ___________________________


                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

     IN WITNESS WHEREOF, Acquiror, Sub and Target have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                   WORLDRES, INC.


                                   By: ______________________________

                                   Name: ____________________________

                                   Title: ___________________________



                                   B&B ACQUISITION CORPORATION


                                   By: ______________________________

                                   Name: ____________________________

                                   Title: ___________________________



                                   GOLDREYER INCORPORATED


                                   By: /s/ Eric Goldreyer
                                      -------------------------------

                                   Title:  President & Founder
                                         ----------------------------



                [SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]